UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:   ☐
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

Cowen Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

May 1, 2017
Dear Fellow Stockholder:
You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Cowen Group, Inc. to be held on June 15, 2017, at 10:00 a.m., Eastern Daylight Time, at 599 Lexington Avenue, 20th Floor, New York, New York 10022. The information regarding matters to be voted upon at the Annual Meeting is set out in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the meeting in person. I urge you to read the accompanying proxy statement and vote your shares as soon as possible. The proxy card contains instructions on how to cast your vote.
Sincerely,
Peter A. Cohen
Chairman and Chief Executive Officer

Notice of 2017 Annual Meeting of Stockholders
Date:
June 15, 2017

Time:
10:00 a.m., Eastern Daylight Time

Place:
599 Lexington Avenue, New York, NY 10022

Purpose:
1.
To elect eight members to the Board of Directors of Cowen Group, Inc., each for a one-year term.

2.
To conduct an advisory vote to approve the compensation of the named executive officers disclosed in the attached proxy statement (“say-on-pay” vote).

3.
To conduct an advisory vote to recommend the frequency of future say-on-pay votes.

4.
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Cowen Group, Inc. for the fiscal year ending December 31, 2017.

5.
To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date:   April 25, 2017 — You are eligible to vote if you were a stockholder of record on this date.
Inspection of List of Stockholders of Record:   A list of the stockholders of record as of April 25, 2017 will be available for inspection during ordinary business hours at our offices, 599 Lexington Avenue, New York, New York 10022, from May 8, 2017 to June 14, 2017, as well as at the Annual Meeting.
By Order of the Board of Directors
Owen S. Littman
Secretary
May 1, 2017
Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to Be Held on June 15, 2017. The Proxy Statement and Annual Report to stockholders are also available at www.cowen.com/annualreports.html

YOUR VOTE IS IMPORTANT!
Whether or not you plan to attend the meeting, please submit your proxy card or voting instructions promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes. Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Proxy Statement

i

PROXY STATEMENT
2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 15, 2017
The Board of Directors, or the Board, of Cowen Group, Inc., Cowen Group or the Company, is soliciting proxies for use at the annual meeting of stockholders to be held on June 15, 2017, or the Annual Meeting, at 599 Lexington Avenue, 20th Floor, New York, New York, and at any adjournment or postponement of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to stockholders on or about May 5, 2017.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the meeting?
At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of directors, an advisory vote to approve the compensation of our named executive officers, an advisory vote to recommend the frequency of future say-on-pay votes and the ratification of the selection of our independent registered public accounting firm for 2017. Also, management will report on matters of current interest to our stockholders and respond to questions from our stockholders.
Who is entitled to vote at the meeting?
The Board has set April 25, 2017 as the record date for the annual meeting. If you were a stockholder of record at the close of business on April 25, 2017, you are entitled to vote at the meeting. As of the record date, 27,332,651 shares of Class A common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.
What are my voting rights?
Holders of our Class A common stock are entitled to one vote per share. There are currently no shares of our non-voting Class B common stock outstanding. Therefore, a total of 27,332,651 votes are entitled to be cast at the meeting. There is no cumulative voting.
How many shares must be present to hold the meeting?
In accordance with our bylaws, shares equal to a majority of our capital stock issued and outstanding and entitled to vote as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:
•
you are present and vote in person at the meeting; or

•
you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”

What is a proxy?
A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two of our officers, Peter A. Cohen, our Chairman and Chief Executive Officer, and Owen S. Littman, our General Counsel and Secretary, have been designated as proxies for our 2017 annual meeting of stockholders.
What is a proxy statement?
A proxy statement is a document that we are required to give you, in accordance with regulations promulgated by the Securities and Exchange Commission, or the SEC, when we ask you to designate proxies to vote your shares of Cowen Group, Inc. Class A common stock at a meeting of our stockholders.

The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations promulgated by the SEC and rules of the NASDAQ Stock Market.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other custodian, then the broker, bank, trust or other custodian is considered to be the stockholder of record with respect to those shares, while you are considered to be the beneficial owner of those shares. In the latter case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other custodian how to vote their shares using the method described below under “How do I submit my proxy?”
How do I submit my proxy?
If you are a stockholder of record or if you hold restricted stock, you can submit a proxy to be voted at the meeting in any of the following ways:
•
electronically, using the Internet;

•
over the telephone by calling a toll-free number; or

•
by completing, signing and mailing the enclosed proxy card.

If you hold your shares in street name, you can vote your shares in the manner prescribed by your broker, bank, trust or other custodian. Your broker, bank, trust company or other custodian has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust company or other custodian how to vote your shares.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by Internet or telephone, vote once for each card or control number you receive.
Can I vote my shares in person at the meeting?
If you are a stockholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the meeting will override your proxy vote.
If you are a street name holder, you may vote your shares in person at the meeting only if you obtain and bring to the meeting a signed letter or other form of proxy from your broker, bank, trust or other custodian giving you the right to vote the shares at the meeting.
How does the Board recommend that I vote?
The Board recommends a vote:
•
FOR all of the nominees for director;

•
FOR the approval on an advisory basis of the compensation of our named executive officers as disclosed in this proxy statement;

•
To hold future advisory votes on the compensation of our named executive officers EVERY YEAR; and

•
FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cowen Group, Inc. for the year ending December 31, 2017.

What if I do not specify how I want my shares voted?
If you are a stockholder of record or a holder of restricted stock and you submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular manner, we will vote your shares:
•
FOR all of the nominees for director;

•
FOR the approval on an advisory basis of the compensation of our named executive officers as disclosed in this proxy statement;

•
To hold future advisory votes on the compensation of our named executive officers EVERY YEAR; and

•
FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cowen Group for the year ending December 31, 2017.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other custodian how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the stockholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. These rules generally permit member brokers to exercise voting discretion with respect to uninstructed shares only on certain routine matters, including the ratification of the selection of a company’s independent registered public accounting firm, however, changes in regulation were made to take away the ability of your bank, broker or other record holder to vote your uninstructed shares in the election of directors on a discretionary basis. The rules do not permit member brokers to exercise voting discretion with respect to the election of directors or the advisory vote to approve the compensation of our named executive officers. Therefore, member brokers may not vote uninstructed shares on the election of directors, the advisory vote to approve the compensation of our named executive officers or the advisory vote to recommend the frequency of future advisory votes to approve the compensation of our named executive officers. An uninstructed share that is not voted by a broker, bank or other custodian is sometimes referred to as a “broker non-vote.” A broker non-vote will not have any effect on the approval or rejection of the proposal. For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”
Can I change or revoke my vote after submitting my proxy?
Yes. If you are a record holder or a holder of restricted stock, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:
•
by submitting a later-dated proxy by Internet or telephone before the deadline stated on the enclosed proxy card;

•
by submitting a later-dated proxy to the Secretary of the Company, which must be received by us before the time of the annual meeting;

•
by sending a written notice of revocation to the Secretary of the Company, which must be received by us before the time of the annual meeting; or

•
by voting in person at the meeting.

If you are a street name holder, please refer to the voting instructions provided to you by your broker, bank, trust or other custodian.

What vote is required to approve each item of business included in the notice of meeting?
Proposal 1: Election of Directors	The eight nominees for director will be elected by an affirmative vote of a majority of the votes cast by holders of our Class A common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.
Proposal 2: Advisory Vote on Named Executive Officer Compensation	If the advisory vote on the compensation of our named executive officers included in this proxy statement receives more votes “for” than “against,” then it will be deemed to be approved.
Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation	The frequency of the advisory vote on compensation of our named executive officers receiving the highest number of votes (“every year,” “every two years,” or “every three years”) will be considered the frequency recommended by stockholders.
Proposal 4: Ratification of the Selection of Our Independent Public Accountant	To be approved by our stockholders, this proposal requires the affirmative vote of a majority of the votes cast by holders of our Class A common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.
The advisory vote on the compensation of our named executive officers and the frequency of future say-on-pay votes are not binding on the Company, the Board, or the Compensation Committee, but we intend to consider the results of the vote when establishing the compensation of our named executive officers in future years and selecting the frequency of future say-on-pay votes.
How are votes counted?
You may either vote “FOR” or “WITHHOLD” authority to vote for each director nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the advisory vote on the compensation of our named executive officers and on the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2017. You may vote “EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS,” or “ABSTAIN” on the advisory vote regarding the frequency of future say-on-pay votes. If you properly submit your proxy but withhold authority to vote for one or more director nominees or abstain from voting on the other proposals, your shares will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present in person or by proxy at the Annual Meeting with respect to a proposal, and, therefore, will have the effect of votes against the proposal. If you do not submit your proxy or voting instructions and also do not vote by ballot at the Annual Meeting, your shares will not be counted as present at the meeting for the purpose of determining either (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present in person or by proxy at the Annual Meeting with respect to a proposal unless you hold your shares in street name and the broker, bank, trust or other custodian has discretion to vote your shares and does so. For the avoidance of doubt, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but will have no effect on the outcome of the vote for any proposal. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”
What constitutes a quorum for the meeting?
Under Delaware law and the Company’s by-laws, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as any number of stockholders, together holding at least a majority of the capital stock of the Company issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at the Annual Meeting.

Will my vote be kept confidential?
Yes. We have procedures to ensure that, regardless of whether you vote by Internet, telephone, mail or in person:
•
all proxies, ballots and voting tabulations that identify stockholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a stockholder; and

•
voting tabulations are performed by an independent third party.

How can I attend the meeting?
All of our stockholders are invited to attend the Annual Meeting. You may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the meeting. A brokerage statement or letter from your broker, bank, trust or other custodian proving ownership of the shares on April 25, 2017, the record date, are examples of proof of ownership.
To help us plan for the meeting, please let us know whether you expect to attend, by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on the proxy card.
What happens of the Annual Meeting is postponed or adjourned?
Your proxy remains valid and may be voted at the postponed or adjourned meeting. You will be able to change or revoke your proxy until it is voted.
Who pays for the cost of proxy preparation and solicitation?
Cowen Group pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers, banks, trusts or other custodians for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone or facsimile or personally. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

ITEM 1 — ELECTION OF DIRECTORS
Peter A. Cohen, Katherine E. Dietze, Steven Kotler, Jerome S. Markowitz, Jack H. Nusbaum, Jeffrey M. Solomon, Douglas A. Rediker and Joseph R. Wright have been nominated for re-election to the Board to serve until our 2018 annual meeting of stockholders or until their successors are elected and qualified. Each of the nominees has agreed to serve as a director if elected. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our Board.
If all director nominees are elected at our Annual Meeting, the Board will consist of eight directors.
The Board recommends a vote “FOR” the election of the director nominees. Proxies will be voted “FOR” the election of the nominees unless otherwise specified.
Each nominee to our Board brings unique capabilities to the Board. The Board believes that the nominees as a group have the experience and skills in areas such as business management, strategic development, corporate governance, leadership development, asset management, investment banking, finance and risk management and other relevant experience required to build a Board that is effective and responsive to the needs of the Company. In addition, the Board believes that each of our directors possesses sound judgment, integrity, high standards of ethics and a commitment to representing the long-term interests of our stockholders.
Set forth below is biographical information for each of the nominees for election as director. All ages are as of April 25, 2017.
Peter A. Cohen.   Age 70. Mr. Cohen serves as Chairman of the Company’s Board and Chief Executive Officer of Cowen Group and has served as a member of the Management and Operating Committees of Cowen Group since November 2009. Mr. Cohen is a founding principal of the entity that owned the Ramius business prior to the combination of Ramius and Cowen Holdings, Inc., or Cowen Holdings, in November 2009. From November 1992 to May 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation, as well as a member of its Executive Management Committee. Mr. Cohen was also Chairman of Republic’s subsidiary, Republic New York Securities Corporation. Mr. Cohen was Chairman of the Board and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990. Over his career, Mr. Cohen has served on a number of corporate, industry and philanthropic boards, including the New York Stock Exchange, The Federal Reserve International Capital Markets Advisory Committee, The Depository Trust Company, The American Express Company, Olivetti SpA, Telecom Italia SpA, Kroll Inc. He also served as a Director for U.S defense contractors, Titan International, GRC Inc. and L-3 Communications. He is presently a Trustee of Mount Sinai Medical Center, Vice Chairman and Lead Director of the board of directors of Scientific Games Corporation and a director of Safe Auto Insurance. Mr. Cohen provides the Board with extensive experience as a senior leader of large and diverse financial institutions, and, as Chief Executive Officer, he is able to provide in-depth knowledge of the Company’s business and affairs, management’s perspective on those matters and an avenue of communication between the Board and senior management.
Katherine E. Dietze.   Age 59. Ms. Dietze was appointed to our Board in June 2011 upon the completion of Cowen Group’s acquisition of LaBranche & Co., Inc., or LaBranche. Ms. Dietze was a member of LaBranche’s board of directors since January 2007. Ms. Dietze spent over 20 years in the financial services industry prior to her retirement in 2005. From 2003 to 2005, Ms. Dietze was Global Chief Operating Officer for the Investment Banking Division of Credit Suisse First Boston. From 1996 to 2003, she was a Managing Director in Credit Suisse First Boston’s Telecommunications Group. Prior to that, Ms. Dietze was a Managing Director and Co-Head of the Telecommunications Group in Salomon Brothers Inc.’s Investment Banking Division. Ms. Dietze began her career at Merrill Lynch Money Markets after which she moved to Salomon Brothers Inc. to work on money market products and later became a member of the Investment Banking Division. Ms. Dietze is a director, a member of the Governance Committee and Chair of the Finance Committee of Matthews International Corporation (MATW), a designer, manufacturer and marketer of memorialization products and brand solutions. Ms. Dietze is also a member of the Board of Trustees of Liberty Property Trust (LPT), a self-administered and self-managed Maryland real estate investment trust, which provides leasing, property management, development, acquisition, and other tenant-related services for a portfolio of industrial & office properties. At LPT, she serves on the

Audit Committee and is Head of the Governance Committee. Ms. Dietze holds a B.A. from Brown University and an M.B.A. from Columbia Graduate School of Business. Ms. Dietze provides the Board with extensive experience in Investment Banking management and corporate governance expertise as a public company director.
Steven Kotler.   Age 70. Mr. Kotler was elected to our Board on June 7, 2010. Mr. Kotler currently serves as Vice Chairman of the private equity firm Gilbert Global Equity Partners, which he joined in 2000. Prior to joining Gilbert Global, Mr. Kotler, for 25 years, was with the investment banking firm of Schroder & Co. and its predecessor firm, Wertheim & Co., where he served in various executive capacities including President & Chief Executive Officer, and Group Managing Director and Global Head of Investment and Merchant Banking. Mr. Kotler is a director of CPM Holdings, an international agricultural process equipment company; Co-Chairman of Birch Grove Capital, an asset management firm; and a Capital Partner of The Archstone Partnerships. Mr. Kotler is a member of the Council on Foreign Relations; and, from 1999 to 2002, was Council President of The Woodrow Wilson International Center for Scholars. Mr. Kotler has previously served as a Governor of the American Stock Exchange, The New York City Partnership and Chamber of Commerce’s Infrastructure and Housing Task Force, The Board of Trustees of Columbia Preparatory School; and, the Board of Overseers of the California Institute of the Arts. Mr. Kotler also previously served as a director of Cowen Holdings from September 2006 until June 2007. Mr. Kotler provides the Board with extensive experience in leading an international financial institution and expertise in private equity.
Jerome S. Markowitz.   Age 77. Mr. Markowitz is our Lead Independent Director and has served as a member of our Board since November 2009. Mr. Markowitz was a Senior Partner at Conifer Securities LLC, a boutique servicing the operational needs of investment managers, from 2006 through May 2011. From 1998 to 2006, Mr. Markowitz was actively involved in managing a private investment portfolio. Prior to 1998, Mr. Markowitz was Managing Director and a member of the executive committee at Montgomery Securities and was responsible for starting their private client, high yield, equity derivatives and prime brokerage divisions. Prior to joining Montgomery, Mr. Markowitz was a Managing Director of L.F. Rothschild’s Institutional Equity Department. Mr. Markowitz is a director and serves on the investment committee of Market Axess Inc., and also formerly served on the advisory board of Thomas Weisel Partners Group, Inc. Mr. Markowitz provides the Board with extensive experience in asset management and investment banking, as well as experience as a public company director.
Jack H. Nusbaum.   Age 76. Mr. Nusbaum has served as a member of our Board since November 2009. Mr. Nusbaum is a Senior Partner of the New York law firm of Willkie Farr & Gallagher LLP. Mr. Nusbaum served as the firm’s Chairman from 1987 through 2009 and has been a partner in that firm for more than forty-five years. Willkie Farr & Gallagher LLP is outside counsel to Cowen Group. Mr. Nusbaum is also a director of W. R. Berkley Corporation. Mr. Nusbaum provides the Board with experience as senior management of an international law firm and provides extensive legal and corporate governance expertise.
Douglas A. Rediker.   Age 57. Mr. Rediker was appointed to our Board in April 2015. Mr. Rediker is the Executive Chairman of International Capital Strategies, LLC, a policy and markets advisory boutique based in Washington, D.C. Until 2012, he was a member of the Executive Board of the International Monetary Fund representing the United States. He has held senior and visiting fellowships at Brookings, the Peterson Institute for International Economics and at the New America Foundation. He has written extensively and testified before Congress on the subject of state capitalism, global finance, Sovereign Wealth Funds and other issues surrounding the relationship between international economic policy, financial markets, global capital flows and foreign policy. Mr. Rediker previously served as a senior investment banker and private equity investor for a number of investment banks, including Salomon Brothers, Merrill Lynch and Lehman Brothers. Mr. Rediker began his career as an attorney with Skadden Arps in New York and Washington, D.C. Mr. Rediker’s experience on global macro issues provides the Board with expertise relating to capital markets, the economy and global governance.
Jeffrey M. Solomon.   Age 51. Jeffrey Solomon is President of the Company and Chief Executive Officer of Cowen and Company, LLC (“Cowen and Company”), and was appointed a director of Cowen Group in December 2011. Mr. Solomon serves as a member of the Management and Operating

Committees of Cowen Group. Mr. Solomon is responsible for overseeing all of Cowen and Company’s businesses, including Investment Banking, Capital Markets, Sales & Trading and Research. Previously, Mr. Solomon served as Cowen Group’s Chief Operating Officer and Head of Investment Banking at Cowen and Company. Mr. Solomon joined Ramius, Cowen Group’s investment management division, when it was founded in 1994 and was responsible for the development, management and oversight of a number of the investment strategies employed by Ramius. From 1991 to 1994, Mr. Solomon was at Republic New York Securities Corporation, or Republic, the brokerage affiliate of Republic National Bank, now part of the HSBC Group, where he was the firm’s Chief Administrative Officer. Prior to Republic, Mr. Solomon was in the Mergers and Acquisitions Group at Shearson Lehman Brothers. Currently, Mr. Solomon is a Director of NuGo Nutrition, the manufacturer of NuGo Nutrition Bars. Mr. Solomon is also co-chair of the Equity Capital Formation Task Force, a group comprised of individuals from across the country’s startup and small-capitalization company ecosystems advocating for market structure reform to encourage job creation and growth, and a member of the Committee on Capital Markets Regulation, an independent and non-partisan 501(c)(3) research organization dedicated to enhancing the competitiveness of the U.S. capital markets and ensuring the stability of the U.S. financial system. Mr. Solomon graduated from the University of Pennsylvania in 1988 with a B.A. in Economics. Mr. Solomon provides the board with institutional knowledge of all aspects of the Company’s businesses.
Joseph R. Wright.   Age 78. Mr. Wright has served as a member of our Board since November 2009. He also currently serves as Chairman of the board of Tempus Applied Solutions Holdings, Inc., Senior Advisor to The Chart Group and The Comvest Group and is Chairman of the Investment Committee of the ClearSky Fund. Prior to this, Mr. Wright was Chairman of Intelsat, CEO of PanAmSat, Chairman of GRC International, Executive Chairman of MTN Satellite Communications and CEO of Scientific Games Corporation — all who provided communication and other services to governments and private sectors around the world. He was also Co-chairman of Baker & Taylor Holdings and EVP/Vice Chairman of W.R. Grace & Company and Senior Advisor of Providence Equity LLC. In the 1980’s, he served in the U.S. Government under President Reagan as Director and Deputy Director of the Federal Office of Management and Budget, was a member of the President’s Cabinet and was Deputy Secretary of Commerce. He received the Distinguished Citizens Award from President Reagan and was appointed to the President’s Export Council by President George H.W. Bush as Chairman of the Export Control Sub-Committee; then to the President’s Commission on the U.S. Postal Service Reform and the National Security Telecommunications Advisory Committee (NSTAC) by President George W. Bush and currently serves on President Trump’s Defense Business Board. Mr. Wright has active “Top Secret” and “SCI” clearances with the U.S. Government. Mr. Wright is currently on the boards of Priority Holdings and EBIX and is a member of the Council of Chief Executives, Council on Foreign Relations, Economic Club of New York, Committee for a Responsible Federal Budget and others. Prior to the 1980’s, Mr. Wright was President of several credit card subsidiaries of Citibank, was Vice-President/Partner of Booz, Allen and Hamilton and held several senior economic and management posts in the Federal Departments of Commerce and Agriculture. As well as those companies mentioned above, he has also served on other public/private boards of directors such as Travelers, Harcourt Brace Janovich, Kroll, Titan, Federal Signal, EDMC, Hampton University and others. Mr. Wright provides the Board with significant senior management expertise as well as experience as a director of a public company. He also provides the Board with significant experience in public affairs.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our Board believes that good corporate governance is important to ensure that Cowen Group, Inc. is managed for the long-term benefit of its stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our Corporate Governance Guidelines, the charters of our Audit, Compensation, Nominating and Corporate Governance Committees and our Code of Ethics and Business Conduct are available on the investor relations section of our website, www.cowen.com. Alternatively, you can request a copy of these documents by writing to Cowen Group, Inc., Attn: Secretary, 599 Lexington Avenue, New York, NY, 10022.

Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:
•
the Board’s goal is to oversee and direct management in building long-term value for the Company’s stockholders;

•
a majority of the members of the Board shall be independent directors;

•
the independent directors shall meet regularly in executive session;

•
directors have access to management and, as appropriate, to the Company’s outside advisors;

•
our Chief Financial Officer, our Chief Operating Officer and our General Counsel attend all scheduled Board meetings as do the heads of the Company’s business segments, which is critical to the Company’s succession planning;

•
the Board regularly reviews with management the Company’s financial performance, strategy and business plans;

•
both our directors and our executive officers are required to own a minimum amount of Company common stock;

•
new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•
at least annually, the Board and its committees conduct self-evaluations to determine whether it and they are functioning effectively.

Director Independence
Our Corporate Governance Guidelines require that a majority of the Board be composed of directors who meet the independence criteria establish by NASDAQ Stock Market, Inc. Marketplace Rules. Under applicable NASDAQ Stock Market rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making its determination, the Board considers all relevant facts and circumstances, both with respect to the director and with respect to any persons or organizations with which the director has an affiliation, including immediate family members.
Our Board has determined that none of Ms. Dietze, nor Messrs. Kotler, Markowitz, Nusbaum, Rediker or Wright currently has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.
Messrs. Cohen and Solomon cannot be considered independent directors under NASDAQ Stock Market rules because Mr. Cohen is employed as our Chief Executive Officer and Mr. Solomon is employed as our President and as Chief Executive Officer of Cowen and Company, our broker-dealer subsidiary. Therefore, the Board of Directors has determined that six of our eight director nominees are independent.
Board Leadership Structure
Mr. Cohen serves in the combined roles of Chairman and Chief Executive Officer. We believe that Mr. Cohen’s combined service as Chairman and Chief Executive Officer provides the Company with (i) a unified strategic and operating focus, (ii) the benefit of clarity in the management structure of the organization, and (iii) consistency of communications to stockholders, customers, regulators and other constituencies. This structure also best assures that the leader of the organization is closely connected with both the Company’s senior level managers and the Board and is therefore better able to appreciate and balance the perspectives of both groups. To establish a liaison between the non-management directors and the Chairman and Chief Executive Officer and thus facilitate effective communication between them, as well as to facilitate the deliberations of the non-management directors in executive session, the Board also appoints a lead director who is independent. This position is currently held by Mr. Markowitz. As lead director, Mr. Markowitz:
•
presides over all meetings of the Board at which the Chairman is not present;

•
provides oversight and advice to the Chief Executive Officer regarding corporate strategy;

•
conducts performance appraisals of the Chief Executive Officer (together with the Compensation Committee);

•
reviews Board meeting schedules and agendas to ensure that appropriate matters are covered and that there is sufficient time for discussion of all agenda items;

•
presides at executive sessions of the Board;

•
serves as a liaison between the Chairman and the independent directors;

•
recommends to the Chief Executive Officer the retention of consultants who report directly to the Board;

•
approves information sent to the Board and requests additional information, as required; and

•
is primarily responsible, subject to advice and assistance from the General Counsel, for monitoring communications from stockholders and other interested parties and providing copies or summaries of such communications to the other directors as he deems appropriate.

Director Stock Ownership Guidelines
The Company adopted stock ownership guidelines in 2013 that require directors to hold Company stock or restricted stock units that have a value equal to at least three times the amount of annual fees paid to non-employee directors within the later of the adoption of the policy or five years of being appointed to the Board. All of our directors are in compliance with these ownership guidelines. Mr. Rediker, who was appointed to the Board in 2015, has three years to comply with the ownership guidelines.
The Board’s Role in Risk Oversight
It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company and reviews the Company’s enterprise risk management. Our Board’s oversight of our risk management processes is effected primarily through our Audit Committee. Our Audit Committee periodically meets with senior executives responsible for risk oversight to review and discuss the material risks facing the Company, including operational, market, credit, liquidity, legal and regulatory risks, and to assess whether management has reasonable controls in place to address these risks. The Audit Committee is also responsible for ensuring that management has established processes and an enterprise risk management framework and governance structures designed to identify, bring to the Board’s and/or the Audit Committee’s attention, and appropriately manage, monitor, control and report exposures to the major risks affecting Cowen Group. In addition to the Audit Committee, the Compensation Committee separately reviews and discusses with management whether our compensation arrangements are consistent with effective controls and sound risk management. The Board evaluates the Company’s risk profile on a quarterly basis.
Board Meetings and Attendance
Our Board met five times from January 1, 2016 through December 31, 2016. Each director attended at least 85% of the aggregate number of Board meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders
Our Corporate Governance Guidelines provide that directors are invited and encouraged to attend the annual meeting of stockholders. Two of our directors attended the 2016 annual meeting of stockholders.
Committees of the Board
Our Board has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each of which operates under a charter that has been approved by our Board. Current copies of each committee’s charter are posted on the investor relations section of our website, www.cowen.com. Alternatively, you can request a copy of these documents by writing to Cowen Group, Inc., Attn: Secretary, 599 Lexington Avenue, New York, NY, 10022.
Audit Committee
The Audit Committee’s responsibilities include:
•
being directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•
reviewing the performance of the independent registered public accounting firm and making the decision to replace or terminate the independent registered public accounting firm or the lead partner;

•
evaluating the independence of the registered public accounting firm;

•
reviewing and discussing with management and the independent registered public accounting firm and the head of the Company’s internal audit department all critical accounting policies and practices;

•
reviewing the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures;

•
discussing our risk management policies;

•
reviewing and discussing with the independent registered public accounting firm the results of the year-end audit of the Company;

•
establishing and implementing policies and procedures for the Audit Committee’s review and approval or disapproval of proposed related party transactions; and

•
preparing the audit committee report required by SEC rules, which is included on page 47 of this proxy statement.

The current members of our Audit Committee are Ms. Dietze (Chair) and Messrs. Kotler and Wright. Our Board has determined that Mr. Wright is an “audit committee financial expert” as defined by applicable SEC rules. Our Audit Committee met four times from January 1, 2016 through December 31, 2016.
Compensation Committee
The Compensation Committee’s responsibilities include:
•
annually reviewing the goals and objectives of the Company’s executive compensation plans;

•
annually reviewing the Company’s executive compensation plans in light of the Company’s goals and objectives;

•
annually evaluating the Chief Executive Officer’s and other executive officers’ performance and determining and approving the Chief Executive Officer’s and other executive officers’ compensation levels based on such evaluation;

•
overseeing and administering our equity and incentive compensation plans, with the oversight of the full Board;

•
annually reviewing the compensation process of the Company’s equity research personnel to ensure compliance with applicable laws, rules and regulations;

•
reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which begins on page 19 of this proxy statement; and

•
preparing the compensation committee report required by SEC rules, which begins on page 34 of this proxy statement.

The processes and procedures followed by our Compensation Committee in considering and determining executive compensation are described below in the “Compensation Discussion and Analysis” section beginning on page 19 of this proxy statement.
The current members of our Compensation Committee are Mr. Markowitz (Chair), Ms. Dietze and Mr. Kotler.
Our Compensation Committee met four times from January 1, 2016 through December 31, 2016.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s responsibilities include:
•
assisting in identifying, recruiting and interviewing director candidates, including persons suggested by stockholders;

•
reviewing the background and qualifications of individuals being considered as director candidates;

•
recommending to the Board the director nominees for election;

•
annually reviewing with the Board the composition of the Board as a whole;

•
recommending to the Board the size and composition of each standing committee of the Board;

•
annually reviewing committee assignments and the policy with respect to the rotation of committee memberships and/or chairpersonships;

•
making recommendations on the frequency and structure of Board meetings;

•
monitoring the functioning of the committees of the Board;

•
approving annual Board compensation;

•
annually reviewing the Corporate Governance Guidelines and recommending any changes to the Board; and

•
overseeing the self-evaluation of the Board as a whole and the self-evaluation of each Board committee.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process” on page 13 of this proxy statement.
The current members of our Nominating and Corporate Governance Committee are Mr. Kotler (Chair), Ms. Dietze and Mr. Rediker. Our Nominating and Corporate Governance Committee met once from January 1, 2016 through December 31, 2016.
Our Board has determined that all of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent as defined under the rules of the NASDAQ Stock Market, and the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act, as applicable.

Executive and Director Compensation Processes
For a discussion of our process relating to executive officer compensation, please see “Compensation Discussion and Analysis” included elsewhere in this proxy statement.
The Nominating and Corporate Governance Committee is responsible for periodically reviewing the level and form of compensation of our non-employee directors, including how such compensation compares to director compensation of companies of comparable size, industry and complexity, and for making recommendations to the Board with respect to such compensation. For a description of the annual compensation paid to each non-employee director, please see “Compensation Program for Non-Employee Directors” below.
The Board has delegated to a New Hire Retention Award Committee limited authority to grant equity awards under our existing equity compensation plans. Mr. Cohen is the sole member of the New Hire Retention Award Committee. The New Hire Retention Award Committee may only grant equity awards in connection with the hiring of new employees, the retention of existing employees and in connection with significant promotions. The New Hire Retention Award Committee may not grant or modify awards to named executive officers or certain other senior employees. Subject to aggregate and individual share limitations established by the Board, the New Hire Retention Award Committee has the authority to determine the recipient of the award as well as the type and amount of the award.
Director Nomination Process
The process to be followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.
In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria set forth in the Nominating and Corporate Governance Committee’s charter and in our Corporate Governance Guidelines. These criteria include the candidate’s experience, skills, expertise, diversity, integrity, character, business judgment, time availability, dedication, age, conflicts of interest, reputation for honesty and ethical conduct, material relationships with the Company and independence from management and the Company. The Nominating and Corporate Governance Committee will not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Our Corporate Governance Guidelines require that if there is a significant change in a Director’s primary job responsibilities, that director must notify the Board of Directors and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may recommend to the Board that the director tender his or her resignation. In addition, our Corporate Governance Guidelines require that any director attaining the age of 80 must annually tender his or her proposed retirement from the Board, and the Nominating and Corporate Governance Committee shall recommend to the Board whether it should accept such proposed retirement or request that the director continue to serve on the Board.
Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting to the Nominating and Corporate Governance Committee the proposed director’s name, age, business address, principal occupation and principal qualifications. The stockholder making the recommendation must include a statement as to the amount of shares beneficially owned by the stockholder and a statement as to whether the proposed director has consented to serve as a director if elected. Stockholders should send all notices to the Nominating and Corporate Governance Committee, c/o Secretary, Cowen Group, Inc., 599 Lexington Avenue, New York, NY, 10022. Stockholders may make recommendations at any time, but recommendations for consideration as nominees at the next annual meeting of stockholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was first mailed to stockholders in connection with the previous year’s annual meeting. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.
Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under “Procedures for Nominating Director Candidates.”
Procedures for Nominating Director Candidates
Stockholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article III, Section 3 of our bylaws, and with the rules and regulations of the SEC. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice to our Secretary delivered to or mailed and received at our principal executive offices at 599 Lexington Avenue, New York, NY, 10022, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of stockholders. Your notice must set forth (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of Cowen Group owned beneficially or of record by the nominee, and (iv) all other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
Procedures for Contacting the Board of Directors
Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the General Counsel considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.
Stockholders who wish to send communications on any topic to our Board should address such communications to Board of Directors, c/o Secretary, Cowen Group, Inc., 599 Lexington Avenue, New York, NY, 10022.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.cowen.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of the code. You may also request a copy of the code by writing to Cowen Group, Inc., Attn: Secretary, 599 Lexington Avenue, New York, NY 10022.

Director Compensation
The following table sets forth compensation information for our non-employee directors for the year ended December 31, 2016.
Director Compensation Table
Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total
Katherine E. Dietze	87,500	87,500	175,000
Steven Kotler	77,500	77,500	155,000
Jerome S. Markowitz(2)	—	205,000	205,000
Jack H. Nusbaum(2)	—	150,000	150,000
Douglas A. Rediker	75,000	75,000	150,000
Joseph R. Wright(2)	—	150,000	150,000

(1)
Represents the aggregate grant date fair value calculated in accordance with generally accepted accounting principles, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to awards made, refer to the Company’s Share-Based Compensation and Employee Ownership Plans Note it its financial statements included in its Form 10-K for the year ended December 31, 2016, as filed with the SEC. As of December 31, 2016, all outstanding stock awards held by our directors are fully vested.

(2)
In 2016, Messrs. Markowitz, Nusbaum and Wright elected to receive 100% of their director compensation in restricted stock units (“RSUs”). Please see “Narrative Disclosure Relating to Director Compensation Table” below for additional information regarding non-employee director compensation in 2016.

Narrative Disclosure Relating to Director Compensation Table
In 2016, each of our directors received annual compensation of  $150,000. In 2017, each of our directors will receive annual compensation of  $175,000. Our lead director, Mr. Markowitz, received additional compensation of  $50,000. The Chair of each of the Compensation Committee, Mr. Markowitz, and the Nominating and Corporate Governance Committee, Mr. Kotler, received additional compensation of  $5,000 per annum and the Chair of the Audit Committee, Ms. Dietze, received additional compensation of  $25,000 per annum. For 2016, a minimum of 50% of director’s compensation was paid in the form of RSUs. In addition, each director was entitled to elect to receive any amount in excess of 50% of 2016 compensation in the form of RSUs. The RSUs were valued using the volume-weighted average price for the 30-day period prior to our 2016 annual meeting of stockholders. RSUs are vested and not subject to forfeiture; however, except in the event of death, the underlying shares of Class A common stock will not be delivered to the holder for at least one year from the date of grant. These equity awards are intended to further align the interests of our directors with those of our stockholders. Directors who also are employed as executive officers of the Company receive no additional director compensation.
The Company’s stock ownership guidelines require each non-employee director to hold Company stock or RSUs that have a value equal to at least three times the amount of annual fees they receive (excluding committee chair fees) within five years of being appointed to the Board. All of our non-employee directors are in compliance with the Company’s stock ownership guidelines. Mr. Rediker, who was appointed to the Board in 2015, has three years to comply with the ownership guidelines.
EXECUTIVE OFFICERS OF THE COMPANY
Biographies of the current executive officers of the Company are set forth below, excluding Messrs. Cohen’s and Solomon’s biographies, which are included under “Directors of the Company” above. Each executive officer serves at the discretion of the Board.
John Holmes.   Age 53. Mr. Holmes serves as Chief Operating Officer and serves as a member of the Management and Operating Committees of Cowen Group. Mr. Holmes previously served as the Company’s Chief Administrative Officer and was appointed an executive officer in May 2013. Mr. Holmes was the Head of Technology and Operations at Cowen Group following the merger between Cowen and Company and Ramius. Mr. Holmes joined Ramius in June 2006 as Global Head of Operations. Prior to joining Ramius, Mr. Holmes was Global Head of the Equity Product Team at Bank of America Securities. Mr. Holmes has also held senior operations management positions at Deutsche Bank, Credit Lyonnais and Kidder Peabody. His experience includes treasury, foreign exchange, equity, fixed income & derivative operations. Mr. Holmes is NASD licensed as a General Securities Representative, General Securities Principal and a Financial & Operations Principal.
Stephen A. Lasota.   Age 54. Mr. Lasota serves as Chief Financial Officer of Cowen Group and serves as a member of the Management and Operating Committees of Cowen Group. Mr. Lasota was appointed Chief Financial Officer in November 2009. Prior to the consummation of the business combination of Cowen Holdings and Ramius in November 2009, Mr. Lasota was the Chief Financial Officer of Ramius LLC and a Managing Director of the Company. Mr. Lasota began working at Ramius in November 2004 as the Director of Tax and was appointed Chief Financial Officer in May 2007. Prior to joining Ramius, Mr. Lasota was a Senior Manager at PricewaterhouseCoopers LLP. Mr. Lasota has been working in the accounting industry for over twenty years.
Owen S. Littman.   Age 44. Mr. Littman serves as General Counsel and Secretary of Cowen Group and serves as a member of the Management and Operating Committees of Cowen Group. Mr. Littman was appointed General Counsel and Secretary in July 2010. Following the consummation of the business combination of Cowen Holdings and Ramius in November 2009, Mr. Littman was appointed Deputy General Counsel, Assistant Secretary and Managing Director of Cowen Group and General Counsel and Secretary of Ramius LLC. Mr. Littman began working at Ramius in October 2005 as its senior transactional attorney and was appointed General Counsel in February 2009. Prior to joining Ramius, Mr. Littman was an associate in the Business and Finance Department of Morgan, Lewis & Bockius LLP.

ITEM 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers at least once every three years. At the 2011 annual meeting, our stockholders followed the recommendation of the Board to hold an advisory vote on executive compensation once every three years. In 2014, our Board determined that our stockholders should vote on a say-on-pay proposal annually to provide the Company with stockholder feedback on our evolving compensation practices. Accordingly, the Company is seeking your vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Please note that your vote is advisory and therefore will not be binding on the Board, the Compensation Committee or the Company. However, we intend to take the voting results into consideration when making future decisions regarding executive compensation.
As discussed in the Company’s “Compensation Discussion and Analysis,” we seek to closely align the interests of executive officers with those of the Company’s stockholders. In addition, a substantial portion of the total compensation for each named executive officer is delivered on a pay-for-performance basis and is determined in light of general economic and specific company, industry and competitive conditions. As such, we believe our compensation program provides the right balance of competitive pay and meaningful incentives to align our executives’ interests with the interests of our stockholders and enable us to retain talented executives to support our business objectives. Therefore, the Board unanimously supports the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure, is hereby APPROVED.”
The Board unanimously recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement.

ITEM 3 — ADVISORY VOTE ON FREQUENCY OF FUTURE SAY-ON-PAY VOTES
In accordance with Section 14A of the Exchange Act, stockholders are being asked to vote on an advisory, non-binding basis, on the frequency with which the Company should hold future advisory votes on the compensation of the Company’s named executive officers. Stockholders may vote to hold an advisory vote on named executive officer compensation every year, every two years or every three years, or they may abstain from this advisory vote.
Consistent with the results of the advisory vote on the frequency of the advisory vote on named executive officer compensation at the Company’s 2011 Annual Meeting of Stockholders, the Company initially presented a proposal for an advisory vote on named executive officer compensation to stockholders once every three years. In 2014, our Board determined that our stockholders should vote on a say-on-pay proposal annually to provide the Company with stockholder feedback on our evolving compensation practices.
The Board believes that an annual advisory vote on executive compensation will give the Company’s stockholders the best opportunity to provide the Company with direct input each year on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement. Therefore, the Board recommends that stockholders vote to hold future advisory votes on the compensation of the Company’s named executive officers every year. Although the stockholder vote on the frequency of advisory votes on named executive officer compensation is not binding on the Board or the Company, the Board and the Compensation Committee will review the results of the vote and take them into consideration in determining how frequently to hold future advisory votes on named executive officer compensation. The option that receives the greatest number of votes cast by our stockholders will be considered the frequency recommended by the stockholders when determining the frequency for holding future advisory votes on our named executive officer compensation.
The Board unanimously recommends that stockholders vote to holder future advisory votes on the compensation of the Company’s named executive officers “EVERY YEAR”.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
In addition to performing the roles and responsibilities described under “Committees of the Board — Compensation Committee” above, our Compensation Committee, which is composed entirely of independent directors, determined the 2016 compensation of our named executive officers:
•
Peter A. Cohen, Chairman and Chief Executive Officer;

•
Jeffrey M. Solomon, President and Chief Executive Officer of Cowen and Company, the Company’s broker-dealer subsidiary that is engaged in investment banking, sales and trading and equity research;

•
Stephen A. Lasota, Chief Financial Officer;

•
John Holmes, Chief Operating Officer; and

•
Owen S. Littman, General Counsel and Secretary.

To assist stockholders in finding important information within this Compensation Discussion and Analysis, we call your attention to the following sections:

Executive Summary
Business Overview
Formed in 2009, the Company is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative investment management, investment banking, research, sales and trading and prime brokerage services through its two business segments: alternative investment and broker-dealer. The alternative investment segment includes private investment funds, managed accounts, commodity pools, real estate funds, private equity structures, registered investment companies and listed vehicles and also manages a significant portion of the Company’s proprietary capital. The broker-dealer segment offers industry focused investment banking for growth-oriented companies including advisory and global capital markets origination and domain knowledge-driven research and a sales and trading platform for institutional investors.
The Company’s alternative investment platform, which operates primarily under the Ramius name, offers innovative investment products and solutions across the liquidity spectrum to institutional and private clients. The predecessor to this business was founded in 1994 and, through one of its subsidiaries, has been a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisors Act”) since 1997. Ramius offers investors access to strategies to meet their specific needs including long/short equity, merger arbitrage, activist equity, event driven credit, fundamental global macro, managed futures, health care royalties and real estate direct lending and equity. Ramius focuses on attracting and retaining talented in-house and affiliated investment teams and providing seed capital and working capital, an institutional infrastructure, robust sales and marketing and industry knowledge. A significant portion of the Company’s capital is invested alongside Ramius’s alternative investment clients. The Company has also invested some of its capital in its recently formed aviation and reinsurance businesses. Our alternative investment business had approximately $10.5 billion of assets under management as of January 1, 2017.
Our broker-dealer businesses include research, sales and trading, prime brokerage and investment banking services to companies and primarily institutional investor clients. Our primary target sectors (“Target Sectors”) are healthcare, technology, media and telecommunications, information and technology services, consumer, aerospace and defense, industrials, energy and transportation. We provide research and brokerage services to over 1,000 domestic and international clients seeking to trade securities and other financial instruments, principally in our target sectors. The broker-dealer segment also offers a full-service suite of introduced prime brokerage services targeting emerging hedge fund managers. Historically, we have focused our investment banking efforts on small to mid-capitalization public companies as well as private companies. From time to time, the Company invests in private capital raising transactions of its investment banking clients.
2016 Performance Overview
The Company’s 2016 results were impacted by a challenging environment for capital raising and only a modest contribution from investment income. As a result, the compensation of our executive officers declined from 2015 levels. Nonetheless, we continued to make key strategic investments in talented individuals, teams and businesses in order to diversify the Company’s revenue and build upon the strengths of its franchise. The Company acquired the credit products, credit research, special situations and emerging markets businesses from CRT Capital Group LLC (“CRT Capital”), added the macro policy team from the Washington Research Group, formed a partnership with a long/short alternative asset manager, added senior talent in investment banking, launched an international prime services unit and began laying the groundwork for a securities finance business. The Company also completed the sale of its alternative solutions business.
•
In 2016, our investment banking segment completed 76 equity, 7 debt and 15 advisory transactions. Total fees were adversely affected by a muted financing environment in key sectors.

•
Brokerage revenue grew 26% and 29% year over year, on a GAAP and economic income (non-GAAP) basis respectively, as it benefited from a full-year contribution from the prime services business and the credit, research and trading businesses acquired in May 2016.

•
As of January 1, 2017, assets under management were $10.5 billion, which is an increase of  $774 million from a year ago, after adjusting for the sale of the Company’s interest in the alternative solutions business.

•
For 2016, approximately $600 million in assets were raised for the alternative investment division’s emerging strategies.

•
The Company had a 2016 GAAP net loss of  $26.1 million and economic loss of  $28.7 million.

•
Book value per share was $25.11 as of December 31, 2016 compared to $26.09 as of December 31, 2015.

•
Tangible book value per share was $21.88 as of December 31, 2016 compared to $22.90 as of December 31, 2015.

•
On December 5, 2016, the Company announced that it completed a one-for-four reverse stock split of its Class A common stock. The Company believes that existing stockholders will benefit from the ability to attract a broader range of investors as a result of the reverse stock split and a higher per share stock price. All share and per share information in this proxy statement has been retroactively adjusted to reflect the reverse stock split.

Please refer to the Company’s Segment Reporting Note in its financial statements included on pages F-59 to F-62 of its Form 10-K for the year ended December 31, 2016, as filed with the SEC, and the reconciliation attached as Annex A, for reconciliations of the non-GAAP financial measures above to their most directly comparable GAAP measures.
Selected 2016 Compensation Highlights
The Company’s negative financial performance in 2016 was a significant factor in determining that compensation for the Company’s named executive officers should be lower than 2015 compensation levels despite the recognition that the Company had many significant positive achievements in 2016.
Reflecting the Company’s performance, Mr. Cohen’s 2016 total compensation declined 51%, Mr. Solomon’s compensation declined 61%, and Messrs. Holmes’s, Lasota’s and Littman’s total compensation declined 44% from the prior year.
Advisory Vote on Executive Compensation and Stockholder Engagement
The Compensation Committee believes that our executive compensation programs are effective in driving our pay-for-performance philosophy. At our 2016 annual meeting of stockholders, over 97% of shares voted (excluding broker non-votes) were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2016 annual meeting of stockholders. The Compensation Committee considered the results of the vote to be an endorsement of the Company’s response to its stockholder outreach and changes to compensation practices made in early 2016, as described in more detail below.
Stockholder Outreach
Since 2014, we have engaged in stockholder outreach efforts regarding our compensation program. In an effort to continue to better understand our investors’ perspective and thoughts regarding our executive compensation program, a team of our senior management, including our Chief Financial Officer and General Counsel, engaged in a stockholder outreach initiative in early 2016. As part of our 2016 outreach, we contacted 15 stockholders, including some of our largest stockholders as well as a large state pension plan, who we believe collectively hold in excess of 57% of our outstanding Class A common stock, which represents approximately 66.3% of our outside stockholder base.
We continued our stockholder outreach efforts in 2017 by again having members of senior management engage in a stockholder outreach initiative. As part of our 2017 outreach, we contacted 14 stockholders, including some of our largest stockholders, who we believe collectively held in excess of 56% of our outstanding Class A common stock, which represents approximately 80% of our outside stockholder base.

In early 2015, some of our stockholders raised concerns over the evergreen nature of our 2010 Equity and Incentive Plan (the “2010 Plan”). We have continued to hear that concern from stockholders during our subsequent stockholder outreach efforts. In addition, in 2016, some of our stockholders expressed the view that a portion of executive compensation should be performance based. Except as described above, our stockholders have expressed support for our compensation philosophy and the components of our compensation, including the fact that our compensation consists of a significant portion of stock-based compensation and significant vesting periods for our stock-based compensation. None of our stockholders have voiced to us any concern about the absolute amounts of compensation awarded to any of our named executive officers or the manner in which compensation is allocated.
Compensation Practice Changes in Response to Stockholder Feedback
Following our stockholder outreach initiatives in 2015 and 2016, senior management discussed the feedback received from our stockholders with the Compensation Committee. Additionally, the Compensation Committee obtained feedback, advice and recommendations on improvements to our compensation program from its independent compensation consultant, Pay Governance LLC. The Compensation Committee also reviewed the Company’s performance, the compensation practices of its peers and other materials regarding executive compensation. Since our 2014 annual meeting, the Compensation Committee has introduced the following changes to our executive compensation program, partially in response to feedback received from our stockholders:
What We Heard from Stockholders	Action Taken by the Compensation Committee in 2015 and 2016
• Concerns over the evergreen nature of the 2010 Plan.
•
After careful review, decided to retain the evergreen provision of the 2010 Plan to support incentive and retention needs for the business.

•
Continued to carefully monitor the impact of the 2010 Plan to ensure judicious use of equity consistent with our compensation philosophy.

• A portion of executive compensation should be performance-based.
•
As of April 2015, eliminated minimum bonus guarantees for all named executive officers.

•
Approved the issuance of Performance Share Awards, or PSAs, to our named executive officers in 2016 as a component of 2015 year- end compensation with prospective three-year AROE and relative TSR performance requirements, as described in more detail below on page 28.

• No concern about the absolute amounts of compensation awarded to any of our named executive officers or the manner in which compensation is allocated.
•
Continued to deliver compensation consistent with our compensation philosophy, the Compensation Committee’s evaluation of Company and individual performance and industry norms.

•
Continued to deliver a significant portion of stock-based compensation subject to long-term vesting periods.

• Support for our compensation governance practices.
•
In March 2015, adopted stock ownership and retention guidelines for executive officers.

•
In March 2015, implemented a clawback policy for executive officers with respect to deferred bonus awards.

•
Adopted an annual (rather than triennial) say-on-pay vote.

Key Features of Our Executive Compensation Program
What We Do	What We Don’t Do

•
We pay for performance through a careful year-end review of financial results and individual performance

•
We consider peer groups in establishing compensation

•
Meaningful annual equity awards are granted in lieu of  — not in addition to — annual cash incentives

•
We introduced PSAs as a component of executive officer compensation in 2016. The PSAs are earned based on forward-looking performance metrics that consider long-term performance from 2016 through 2020

•
We have implemented stock ownership guidelines for our directors and executive officers

•
We have double-trigger equity vesting in the event of a change in control

•
We require our executive officers to comply with reasonable restrictive covenants

•
We subject our deferred bonus awards to executive officers to a clawback policy

•
We seek to maintain a conservative compensation risk profile

•
The Compensation Committee retains an independent compensation consultant

•
We have an anti-hedging policy, and, during 2016, all executive officers were in compliance with this policy

•
We do not pay dividend equivalents on unvested restricted stock units

•
We do not pay tax gross-ups on our limited perquisites

•
We do not provide “single-trigger” equity vesting in the event of a change in control

•
We do not provide golden parachute excise tax gross-ups

•
We do not provide minimum guaranteed bonuses to our executive officers

Compensation Philosophy and Objectives
Our compensation programs, including compensation of our named executive officers, are designed to achieve three objectives:
•
Pay for Performance.   A significant portion of the total compensation paid to each named executive officer is variable. Approximately 43.7% of our Chief Executive Officer’s compensation in respect of 2016, approximately 43.7% of our President’s compensation in respect of 2016 and approximately 32.3% of our Chief Financial Officer’s, Chief Operating Officer’s and General Counsel’s compensation in respect of 2016 was paid in deferred cash and equity, excluding long- term incentive compensation awards. The amount of compensation paid is determined based on: (i) the performance of the Company on an absolute basis through a comparison of our results to competitor firms; (ii) an evaluation of each named executive officer’s contribution to the Company; and (iii) his performance against individualized qualitative goals.

•
We do not use a formula to evaluate year-end results.   Given the volatility and constantly changing dynamics of the markets, we believe that it makes more sense for our business to primarily determine compensation after year-end by making a careful evaluation of the business rather than establishing formulaic pre-set goals at the start of the year. An after-the-fact review of performance allows the Company and Compensation Committee to consider the quality of earnings, the combination of absolute and relative performance, organic versus non-organic sources of revenues and profits, and collaboration between our various lines of business. A pre-set formula would not allow us to fully evaluate performance and might result in negative unintended consequences for the business and the stockholders. We believe this discretionary approach to compensation is consistent with common market practice in the financial services sector for these same reasons. Further, although the size of the incentive compensation award is based on current fiscal year results, a portion of it is delivered in the form of RSUs linked to longer-term stock performance.
•
Align Executive Officers’ Interests with Stockholders’ Interests.   Our Compensation Committee reviews each executive officer’s performance as well as the Company’s financial results in the context of the market environment when determining year-end, performance-related compensation. Our Compensation Committee believes year-end, performance-related compensation should be delivered in a combination of short-term and long-term instruments. We believe that deferred cash, equity and equity-related instruments align the interests of our executive officers with those of our stockholders and ensure that our employees are focused on the long-term performance of the Company. In connection with fiscal 2016 bonus payments, Messrs. Cohen, Lasota, Holmes, Littman and Solomon received a portion of their bonus in cash, a portion in deferred equity and a portion in deferred cash, in each case subject to service-based vesting requirements. The Compensation Committee believes that the payment of a significant portion of an employee’s compensation in the form of equity and deferred cash properly aligns the employee’s interests with those of the Company’s stockholders and effectively mitigates any risks associated with the Company’s compensation practices. In 2016, approximately 43.7% of our Chief Executive Officer’s compensation in respect of 2016, approximately 43.7% of our President’s compensation in respect of 2016 and approximately 32.3% of our Chief Financial Officer’s, Chief Operating Officer’s and General Counsel’s compensation in respect of 2016 was paid in deferred cash and equity, excluding long-term incentive compensation awards.

•
Recruiting and Retention.   We operate in an intensely competitive industry, and we believe that our success is closely related to our recruiting and retention of highly talented employees and a strong management team. We try to keep our compensation program comparable to industry practices so that we can continue to recruit and retain talented executive officers and employees.

Determination of Executive Officer Compensation for 2016
At meetings held on December 20, 2016 and January 12, 2017 and numerous executive sessions following these meetings, the Compensation Committee considered and discussed management’s compensation recommendations for our named executive officers, and the Compensation Committee approved management’s recommendations. In determining the annual bonus compensation and long-term incentive compensation payable to each of our named executive officers for 2016, the Compensation Committee reviewed and considered the financial performance of the Company as a whole and each individual business unit compared to 2015 and the Company’s compensation to revenue ratio which, for the year ended December 31, 2016, was 64%, which the Compensation Committee viewed as reasonable given the performance of the Company during 2016. The Compensation Committee also considered each named executive officer’s contributions to the Company’s growth initiatives in 2016; historical compensation information for each named executive officer; the Company’s desire to retain and incentivize its named executive officers; the recommendations of the Chief Executive Officer regarding total compensation of our named executive officers, which the Compensation Committee discussed with the Chief Executive Officer; the financial performance of the Company during 2016 compared to comparable public companies and other companies in the securities industry; a review of public filings regarding total compensation paid by certain peer investment banks and alternative asset management companies; and base salary, cash bonus, equity awards and all other compensation paid by the compensation peer group. The Company’s negative financial performance in 2016 was a significant factor in determining that compensation for the Company’s executive officers should be lower than 2015 compensation levels despite the fact that the Company had many significant positive achievements in 2016.
The Compensation Committee considered the following achievements in 2016 when making its determination of executive officer compensation:
•
Expansion of the Company’s broker-dealer platform in 2016 through the acquisition of the credit products, credit research, special situations and energy markets businesses from CRT Capital.

•
A modest increase in brokerage revenue in a challenging equities environment.

•
The addition of a macro policy team from the Washington Research Group.

•
The addition of senior talent in investment banking that is expected to drive increases in revenue in future periods.

•
The Company’s investment management business attracting new assets in a challenging environment for hedge funds.

•
The onboarding of a new long/short manager to enhance the investment management platform.

•
The sale of the alternative solutions business. Net consideration received by the Company as a result of the sale was approximately $17.3 million.

The Compensation Committee also considered the following factors which negatively impacted named executive officer compensation in 2016:
•
2016 GAAP net loss of  $26.1 million and economic loss of  $28.7 million.

•
A decrease in the Company’s tangible book value from $22.90 to $21.88.

•
A decrease in 2016 investment income compared to 2015.

Please refer to the Company’s Segment Reporting Note in its financial statements included on pages F-59 to F-62 of its Form 10-K for the year ended December 31, 2016, as filed with the SEC, and the reconciliation attached as Annex A, for reconciliations of the non-GAAP financial measures above to their most directly comparable GAAP measures.
The Compensation Committee approved discretionary annual bonuses for each of our executive officers after review and consideration of the above factors.
The following achievements also influenced the annual bonus determinations for each named executive officer for 2016:
•
Peter A. Cohen, Chairman and Chief Executive Officer.   Mr. Cohen’s compensation was adversely affected by 2016 financial performance. In determining the compensation for Mr. Cohen in 2016, the Compensation Committee recognized that, although the Company’s financial results were negatively impacted by the challenging market environment, the Company’s strategic acquisitions completed in 2016 and onboarding and hiring of new senior talent during 2016 have the Company well positioned to diversify its revenue base and increase revenue and economic income in the future.

•
Jeffrey M. Solomon, President of Cowen Group and Chief Executive Officer of Cowen and Company.   Mr. Solomon’s compensation was adversely affected by 2016 financial performance but was also influenced by his significant contributions regarding the continued enhancement and growth of the Company’s broker-dealer business, including the growth of the business through the acquisitions completed in 2016 and the hiring of new senior talent in investment banking.

•
John Holmes, Chief Operating Officer.   Mr. Holmes’s compensation was adversely affected by 2016 financial performance but also reflected his significant contributions related to the continued enhancement of the Company’s procedures relating to operational risk oversight and management of fixed and variable expenses across the Company. Mr. Holmes also played a significant role in negotiating and implementing the significant transactions completed during the year, including the sale of the alternative solutions business and the acquisition of the credit products, credit research, special situations and emerging markets businesses from CRT Capital as well as the integration of these businesses onto the Company’s platform. Mr. Holmes also played a significant role in managing the Company’s business operations.

•
Stephen A. Lasota, Chief Financial Officer.   Mr. Lasota’s compensation was adversely affected by 2016 financial performance but also reflected his contributions to the continued enhancement of the Company’s financial reporting and his taking a leading role in the reverse stock split in 2016. Mr. Lasota also played a significant role in negotiating and implementing the significant transactions completed during the year including the sale of the alternative solutions business and the acquisition of the credit products, credit research, special situations and emerging markets businesses from CRT Capital as well as the integration of these businesses onto the Company’s platform. Mr. Lasota also played a significant role in managing the Company’s business operations.

•
Owen S. Littman, General Counsel.   Mr. Littman’s compensation was adversely affected by 2016 financial performance but also reflected his contributions to the continued enhancement of the Company’s compliance structure, management of the Company’s outstanding litigation and regulatory matters as well as his focus on the Company’s legal disclosure and corporate governance procedures. Mr. Littman played a leading role in negotiating the terms of the transactions completed by the Company in 2016, including the implementation of the reverse stock split and acquisitions completed in 2016. Mr. Littman also oversaw the resolution of a number of the Company’s litigation matters, including settlement of the copyright infringement case brought against Cowen and Company in 2014. Mr. Littman also played a significant role in managing the Company’s business operations.

After determining the aggregate cash values of annual bonuses payable to each of our named executive officers in respect of fiscal 2016, the Compensation Committee then determined the percentage of the annual bonus compensation that each of our named executive officers would receive in the form of deferred awards. Approximately 43.7% of our Chief Executive Officer’s compensation in respect of 2016, approximately 43.7% of our President’s compensation in respect of 2016 and approximately 32.3% of our Chief Financial Officer’s, Chief Operating Officer’s and General Counsel’s compensation in respect of 2016 was paid in deferred cash and equity, excluding long-term incentive compensation awards. Our Chief Executive Officer developed a proposal for the allocation of each named executive officer’s annual bonus compensation among the cash, deferred cash and equity components and presented this proposal to the Compensation Committee, which discussed and ultimately approved it. To eliminate the impact that a significant price change in the market value of our Class A common stock may have on the number of RSUs that are intended to be delivered to an employee, the Compensation Committee approved valuing the RSUs using the volume-weighted average price for the 30 trading days ended January 20, 2017, which equaled $15.85 per share. Deferred cash and RSUs relating to fiscal 2016 annual bonuses were awarded to our named executive officers in February 2017. RSUs and deferred cash awards will vest with respect to 15% on June 1, 2017, 10% on June 1, 2018, 25% on June 1, 2019, 25% on June 1, 2020 and 25% on June 1, 2021.
Compensation Program and Payments
The deferred cash, RSUs and Long-Term Incentive Compensation RSUs, or Incentive RSUs, our named executive officers received as bonuses and long-term incentive compensation for their fiscal 2016 performance are not included in the Summary Compensation Table because the awards were made in 2017. The table below sets forth the total compensation awarded to the named executive officers for their fiscal 2016 performance, including base salary, cash bonus, the dollar value of the RSUs awarded to the named executive officers in February 2017, the deferred cash awards granted to the named executive officers in February 2017 and the Incentive RSUs awarded to named executive officers as long-term incentive compensation. We believe this information is helpful to understanding how our compensation program rewarded our named executive officers for their performance, and it reflects the way in which our Compensation Committee views aggregate compensation for our named executive officers on a fiscal-year basis.
The following table shows the base salary and incentive compensation awarded to our named executive officers for their performance in 2016 in the manner it was considered by the Compensation Committee. As noted above, this presentation differs from that in the Summary Compensation Table for 2016. This table is not a substitute for the information required by SEC rules, specifically the Summary Compensation Table and the related tables appearing later in this proxy statement.
	Mr. Cohen	Mr. Solomon	Mr. Holmes	Mr. Lasota	Mr. Littman
Base Salary	$950,000	$950,000	$500,000	$500,000	$500,000
Cash Bonus	$515,000	$515,000	$515,000	$515,000	$515,000
Deferred Equity Award	$567,500	$567,500	$242,500	$242,500	$242,500
Deferred Cash-Based Award	$567,500	$567,500	$242,500	$242,500	$242,500
2016 Annual Compensation Total	$2,600,000	$2,600,000	$1,500,000	$1,500,000	$1,500,000
Annual Compensation Change vs. 2015	-45%	-55%	-23%	-23%	-23%
Long-Term Incentive Compensation –
RSUs(1)	$600,000	$350,000	$207,600	$207,600	$207,600
2016 Total Compensation with Long-Term Incentive Compensation	$3,200,000	$2,950,600	$1,707,600	$1,707,600	$1,707,600
Total Compensation Change vs. 2015(2)	-51%	-61%	-44%	-44%	-44%

(1)
These RSUs will vest on March 10, 2021.

(2)
Total 2015 compensation includes the value of the PSAs that were awarded in March 2016 as part of long-term incentive compensation for 2015.

Base Salary
The purpose of base salary is to provide a set amount of cash compensation for each executive officer that is not variable in nature and is generally competitive with market practices. We seek to limit the base salaries of our named executive officers such that a significant amount of their total compensation is contingent upon the performance of the Company and the named executive officer during the fiscal year. This was consistent with standard practice within the securities and asset management industries and we believe this allowed us to reward performance.
In 2016, Mr. Cohen received a base salary of  $950,000, Mr. Solomon received a base salary of $950,000, Mr. Lasota received a base salary of  $500,000, Mr. Holmes received a base salary of  $500,000 and Mr. Littman received a base salary of  $500,000.
Annual Bonus Compensation
A significant portion of total compensation our named executive officers are eligible to receive is in the form of a discretionary annual bonus. This is consistent with our view that a significant portion of compensation paid is to be based on the performance of the Company and of each named executive officer. Given the volatility and constantly changing dynamics of the markets, we believe that it makes more sense for our business to determine compensation after year-end by making a careful evaluation of the business rather than establishing formulaic pre-set goals at the start of the year. We also believe this discretionary approach to compensation is consistent with common market practice in the financial services sector. The annual bonus is paid partially in cash and partially in deferred cash and equity. The deferred components of the annual bonus are paid in lieu of, not in addition to, a cash payment and are subject to service-based vesting conditions. The Compensation Committee believes that the practice of paying a portion of each named executive officer’s annual bonus in the form of deferred awards is consistent with compensation practices at our peer companies and is a useful tool to continue aligning the long-term interests of our named executive officers with the interests of our stockholders.
Long-Term Incentive Compensation
The Compensation Committee awarded each of our named executive officers Incentive RSUs in early 2017 as a component of 2016 long-term incentive compensation. These Incentive RSU awards will vest on March 10, 2021.
In 2016, the Compensation Committee introduced the issuance of Performance Share Awards, or PSAs, to our named executive officers in connection with 2015 year-end compensation. These PSAs are intended to directly align the interests of our named executive officers with those of our stockholders by directly tying the value of the award to the Company’s average return on equity during a three-year performance period. The three-year performance periods are designed to provide management an incentive to focus on our strategic direction and long-term value creation.
•
The PSAs are designed to provide two performance elements. The award value will be based on both performance against operating goals based on return on equity and the ending value of the stock at the time of vesting. No PSAs will be earned if performance is not at least at a threshold level.

•
In considering the performance goals, the Committee selected three-year average return on equity, or AROE, which is a key operational metric of performance that the Company and its investors track on a regular basis.

•
The initial PSAs awarded in early 2016 cover a five-year period through 2020. Each PSA grant is comprised of three identical tranches tied to a three-year AROE performance period as follows: Tranche 1 — 2016 through 2018, Tranche 2 — 2017 through 2019, and Tranche 3 — 2018 through 2020.

PSA Illustration

Grant in 2016
End of Period 2020
Tranche 1
2016-2018 ROE goal plus
2016-2018 TSR modifier
Tranche 2
2017-2019 ROE goal plus
2017-2019 TSR modifier
Tranche 3
2018-2020 ROE goal plus
2018-2020 TSR modifier

In March 2016, the Company entered into a Performance Shares Award Agreement, or PSA Agreement, with each of our named executive officers. Under the terms of the PSA Agreement, each executive officer was awarded three tranches of performance restricted stock units, or Performance RSUs, based on the attainment of certain performance metrics. Each tranche awarded was subject to a three-year performance period. At the end of each performance period, the Performance RSUs will be multiplied by an applicable percentage (set forth below) based on the Company’s AROE, and, as described below, the resulting number of attained RSUs will then be subject to a multiplier based on the Company’s total stockholder return, or TSR, relative to other companies in the S&P SmallCap 600 Financial Sector Index, or the Index.
AROE will be calculated by taking the sum of the Company’s Adjusted Economic Income during each of the fiscal years during the performance period and dividing by the average Equity of the Company during each such fiscal year (with Equity meaning common equity of the Company (excluding the value of the Company’s deferred tax assets) and the average Equity for each fiscal year being calculated by adding the Equity at the beginning of such fiscal year and the Equity at the end of such fiscal year and dividing by two), and dividing such amount by three. For the purposes of calculating AROE, Adjusted Economic Income means, with respect to each fiscal year during a performance period, the Company’s Economic Income (as reported in the Company’s Annual Report on Form 10-K), as adjusted for the following: (i) expenses associated with the outstanding copyright infringement litigation matter pending as of the grant date shall be excluded, (ii) expenses greater than one million dollars associated with strategic initiatives undertaken by the Company shall be amortized over a five year period as opposed to being expensed in the period in which they are incurred and (iii) adjustments resulting from changes in an existing, or application of a new, accounting principle that is not applied on a fully retrospective basis shall be excluded.
At the end of each performance period, the Performance RSUs will be multiplied by the percentages set forth below based on the Company’s AROE with respect to such performance period with the resulting number of Performance RSUs referred to as the preliminary Performance RSUs:
AROE Performance Scale
Performance Level*	AROE	Payout Rate
Below Threshold	Below 5%	0% Payout
Threshold	5%	50% Payout
Above Threshold	7.5%	75% Payout
Target	10%	100% Payout
Maximum (capped)	12%	150% Payout

*
Performance between the Threshold and the Maximum will be interpolated.

The number of Performance RSUs that become vested and settled at the end of each performance period will equal the product of the preliminary Performance RSUs and the applicable total shareholder return (TSR) modifier, as set forth below, determined based on the Company’s TSR during the performance period versus the TSR of the companies comprising the Index (adjusted as set forth in the award agreement), as of the first day of each performance period for the same period.
TSR Modifier
Relative TSR Position	Modifier*
25th percentile and below	0.8
50th percentile	1.0
75th percentile and above	1.2

*
The relative TSR will be interpolated between the 25th percentile and below and the 75th percentile. The relative TSR position will be calculated using the following formula where N is the total number of companies in the Index including the Company and R is the Company’s ranking compared to the Index: N-R/N-1.

The Compensation Committee decided to measure performance both on a relative basis compared to the Index, as well as on an absolute basis to balance the desire to reward relatively superior performance, while recognizing the difficulty of constructing a peer group of comparable middle-market investment banks with material asset management operations and seeking to reward the named executive officers for creating overall stockholder value. The Compensation Committee established the AROE and TSR measurements for earning the PSAs with the intent that the PSAs would only reward recipients for strong long-term performance, with the full number of PSAs being earned only if we significantly outperform the companies comprising the Index and historical TSR. AROE was selected because increasing profitability and making efficient use of capital are key priorities for the Company. Relative TSR was selected because it shows the returns the Company is providing to its stockholders in relation to a broad index of financial services companies.
As part of long-term incentive compensation for 2015, Messrs. Cohen and Solomon were each awarded 87,500 PSAs and Messrs. Holmes, Lasota and Littman were each awarded 75,000 PSAs in 2016. The PSA awards were comprised of three equal tranches. The Tranche 1 PSAs were valued at $14.12 per share, the Tranche 2 PSAs were valued at $14.80 per share and the Tranche 3 PSAs were valued at $14.96 per share. To the extent earned, Tranche 1 PSAs will vest on March 8, 2019, Tranche 2 PSAs will vest on March 10, 2020 and Tranche 3 PSAs will vest on December 31, 2020.
Setting Compensation
The Compensation Committee is responsible for approving the compensation paid to our named executive officers as well as certain other highly compensated employees. In making compensation determinations, the Compensation Committee reviews information presented to them by the Company’s management, compensation peer group information and the recommendations of a compensation consultant engaged by the Compensation Committee. The Compensation Committee also reviews our compensation-to-revenue ratio on a quarterly basis and may adjust the targeted compensation-to-revenue ratio in order to maintain the Company’s compensation philosophy of aligning the interests of our named executive officers and our stockholders.
Involvement of Executive Officers
Our Chief Executive Officer, in consultation with our President, our Chief Financial Officer, our General Counsel, our Chief Operating Officer and employees in our Human Resources department, assists the Compensation Committee in making compensation determinations. These individuals prepare information that is provided to, and reviewed by, the Compensation Committee and the Chief Executive Officer makes recommendations to the Compensation Committee for their consideration. Such information and recommendations include, among other things, the compensation that should be received by the named executive officers (other than himself) and certain other highly compensated employees; financial information regarding the Company that should be reviewed in connection with compensation decisions; the firms to be included in a compensation peer group; and the evaluation and compensation process to be followed by the Compensation Committee. Our Chief Executive Officer is often invited to participate in Compensation Committee meetings; however, he recuses himself from all discussions regarding his own compensation.
Compensation Consultant
The Compensation Committee exercised its sole authority pursuant to its charter to directly engage Pay Governance LLC to provide advice as a compensation consultant. Pay Governance LLC was retained by the Compensation Committee to provide advice, analysis, and assessment of alternatives related to the amount and form of executive compensation. Pay Governance LLC reviewed certain Compensation Committee presentation materials (including the peer group data described below) during December 2016 and early 2017 at the request of the Compensation Committee.
The Compensation Committee has assessed the independence of Pay Governance LLC pursuant to SEC and NASDAQ rules and concluded that no conflict of interest exists that would prevent Pay Governance LLC from independently representing the Compensation Committee. The Compensation

Committee reviewed and was satisfied with Pay Governance LLC’s policies and procedures to prevent or mitigate conflicts of interest and that there were no business or personal relationships between members of the Compensation Committee and the individuals at Pay Governance LLC supporting the Compensation Committee.
Compensation Peer Group
The Compensation Committee, with the assistance of its independent compensation consultant, annually identifies a compensation peer group of firms with which we compete for executive talent. As a middle-market investment bank with material alternative asset management operations, we believe there are few other companies that are directly comparable to Cowen Group. Our peer group includes investment banks with revenues and market capitalizations similar to ours as well as companies with significant alternative asset management operations. In making compensation decisions for 2016, our Compensation Committee reviewed compensation information for similarly titled individuals at comparable companies gathered from public filings made in 2016 related to 2015 annual compensation. In instances where an employee has responsibilities for both the broker-dealer and the alternative asset management businesses, both broker-dealers and alternative asset management companies were utilized. For 2016, our compensation peer group consisted of Evercore Partners Inc., Greenhill & Co., Inc., Lazard Ltd., JMP Group, Moelis & Company, Piper Jaffray Companies, Stifel Financial Corp., Fortress Investment Group LLC and Och-Ziff Capital Management LLC. Pay Governance LLC provided the Compensation Committee with information from peer firms identified in the most recent ISS Research Report as well as compensation data from other firms of similar size. The Compensation Committee believes that information regarding pay practices at comparable companies is useful in two respects. First, as discussed above, we recognize that our pay practices must be competitive in our marketplace. By understanding the compensation practices and levels of the Company’s peer group, we enhance our ability to attract and retain highly skilled and motivated executives, which is fundamental to the Company’s success. Second, this data is one of the many factors the Compensation Committee considers in assessing the reasonableness of compensation. Accordingly, the Compensation Committee reviewed trends among these peer firms and considered this data when determining named executive officers’ 2016 annual bonuses and other compensation, but did not utilize the peer firm compensation as a benchmark for determining executive compensation.
Relationship of Compensation Policies and Practices to Risk Management
The Board has discussed whether our compensation policies are reasonably likely to have a material adverse effect on our results. The Board noted that, consistent with our performance-based model, many of our employees receive a significant portion of their compensation through discretionary compensation tied to their individual or business unit performance, or a combination thereof. The Board noted that a lower portion of the Company’s revenues are derived from proprietary trading businesses and that a significant portion of many employees’ compensation is provided in the form of deferred compensation that vests over time, which has the effect of tying the individual employee’s long-term financial interest to the firm’s overall success. The Board believes that this helps mitigate the risks inherent in our business.
The Board noted that our risk management team continuously monitors our various business groups, the level of risk they are taking and the efficacy of potential risk mitigation strategies. Senior management also monitors risk and the Board is provided with data relating to risk at each of its regularly scheduled meetings. The Chief Risk Officer meets regularly with the Board to present his views and to respond to questions. For these reasons, the Board believes that our overall compensation policies and practices are not likely to have a material adverse effect on us.
Clawback Policy
In March 2015, the Company adopted a clawback policy that allows the Company to recover incentive compensation from any executive officer if that executive officer engages in intentional misconduct that caused or contributed to a restatement of the Company’s financial results. A committee consisting of the non-management members of the Board (the “Independent Director Committee”) will review the performance-based compensation and annual bonus compensation paid under the Company’s equity and incentive plans to any such executive (the “Awarded Compensation”). If the Independent Director Committee determines, in good faith, that the amount of such performance-based compensation or annual bonus actually paid or awarded to any such executive officer would have been a lower amount had it been calculated based on such restated financial statements (the “Actual Compensation”) then the Independent Director Committee shall, subject to certain exceptions, seek to recover for the benefit of the Company the after-tax portion of the difference between the Awarded Compensation and the Actual Compensation. The clawback policy does not apply to equity-based compensation granted before March 16, 2015.
Executive Officer Stock Ownership Guidelines
The Company adopted stock ownership guidelines on March 18, 2015 that require the Company’s executive officers to hold Company stock or restricted stock units within the later of the adoption of the policy or five years of being designated as an executive officer. All named executive officers are in compliance with the stock ownership guidelines, which are set forth below.
Chief Executive Officer	Eight Times Base Salary	$7,600,000
President	Five Times Base Salary	$4,750,000
Other Executive Officers	Three Times Base Salary	$1,500,000
Anti-Hedging Policy
In order to strengthen the alignment between stockholders and employees, the Company maintains an anti-hedging policy that prohibits the “short sale” of Company securities. The policy prohibits employees from trading in options, warrants, puts and calls or similar instruments on Company securities. We allow directors and executive officers to hold up to 50% of their Company stock in a margin account. During 2016, all named executive officers were in compliance with this policy.
Perquisites
Historically, Ramius provided certain perquisites, including reimbursement of group term life and long-term disability insurance and tax and financial planning expenses, and the Company continues to provide these perquisites to certain members of senior management, including Messrs. Cohen and Solomon. In addition, Mr. Cohen is provided with a car and driver for business use. Mr. Cohen reimburses the Company for personal use of the car and driver.
Employment Agreements
Each of our named executive officers is party to an employment agreement with the Company. The Compensation Committee views the employment agreements as an important tool in achieving our compensation objective of recruiting and retaining talented employees and a strong management team. The severance and change-in-control arrangements provided by the employment agreements are intended to retain our named executive officers and to provide consideration for certain restrictive covenants that apply following a termination of employment.
In August 2016, the Company entered into a new employment agreement with Mr. Cohen (which replaced his prior agreement) to, among other things, conform the terms of Mr. Cohen’s agreement with those in the employment agreements of the other named executive officers and to extend the length of his post-termination non-compete obligations from 180 days to one year. Mr. Solomon entered into a new employment agreement with the Company (which replaced his prior agreement) in May 2012, and Messrs. Holmes, Lasota and Littman entered into their employment agreements with the Company in August 2012 and entered into amendments to their employment agreements in April 2015. The employment agreements were approved by the Compensation Committee. None of the Company’s executive officers have minimum guaranteed bonuses in their employment agreements.
Tax and Accounting Impact and Policy
The financial and income tax consequences to the Company of individual executive compensation elements are important considerations for the Compensation Committee when analyzing the overall design and mix of compensation. The Compensation Committee seeks to balance an effective compensation package for the executive officers with an appropriate impact on reported earnings and other financial measures.

In designing our compensation and benefit programs, we review and consider the accounting implications of our decisions, including the accounting treatment of amounts awarded or paid to our executives.
The rules of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) place a $1 million limit on the amount of compensation we can deduct in any one year for compensation paid to our Chief Executive Officer and our three most highly compensated executive officers employed at the end of the year (other than our Chief Financial Officer). However, the $1 million deduction limit generally does not apply to compensation that is performance-based and provided under a stockholder-approved plan. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee also considers other factors in making its decisions and retains the flexibility to grant awards that are not deductible for tax purposes. From time to time, in order to ensure competitive levels of compensation for our senior executives, the Compensation Committee approves compensation (including base salary and benefits) that is not deductible under Section 162(m) of the Code. With respect to 2016 annual bonuses, during the first quarter of 2016, the Compensation Committee set the Company’s achievement of at least $13 million in economic income (determined in a manner consistent with prior periods) during the 2016 calendar year, which is consistent with the target set by the Company in 2015, as the performance criteria for purposes of Section 162(m) of the Code, for performance-based awards granted in 2016 to each of our named executive officers. The Company did not satisfy the Section 162(m) performance metric in 2016. Given this, the Company awarded discretionary 2016 annual bonuses, which are not performance-based for Section 162(m) purposes. Loss of the federal income tax deduction does not result in a current federal income tax liability, however, because we have substantial federal income tax net operating loss carryforwards. Our 2010 Equity and Incentive Plan is designed to qualify certain compensation that may be awarded under our annual incentive program as “performance-based” to ensure that the tax deduction is available to the Company for amounts payable under the plan.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.
Compensation Committee of the Board of Directors of Cowen Group, Inc.
Jerome S. Markowitz, Chair
Katherine E. Dietze
Steven Kotler
Summary Compensation Table
The following table sets forth compensation information for our named executive officers in 2016.
Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Peter A. Cohen Chairman and Chief Executive Officer	2016	950,000	515,000	2,912,717	751,608(3)	5,129,323
	2015	950,000	1,465,000	2,505,075	152,782	5,072,857
	2014	950,000	1,500,000	1,945,457	155,963	4,551,420
Jeffrey M. Solomon President, and Chief Executive Officer of Cowen and Company	2016	950,000	515,000	3,142,232	487,508(4)	5,094,740
	2015	950,000	2,027,500	2,027,424	166,331	5,171,255
	2014	950,000	1,988,000	1,477,105	230,290	4,645,395
Stephen A. Lasota Chief Financial Officer	2016	500,000	515,000	1,375,362	181,170(5)	2,571,532
	2015	450,000	925,000	405,585	88,926	1,869,511
	2014	450,000	890,000	402,580	105,578	1,848,158
John Holmes Chief Operating Officer	2016	500,000	515,000	1,375,362	181,170(5)	2,571,532
	2015	450,000	925,000	405,585	88,926	1,869,511
	2014	450,000	890,000	402,580	105,578	1,848,158
Owen S. Littman General Counsel and Secretary	2016	500,000	515,000	1,375,362	181,170(5)	2,571,532
	2015	450,000	925,000	405,585	88,926	1,869,511
	2014	450,000	890,000	402,580	105,578	1,848,158

(1)
The amounts in this column reflect cash bonuses paid to the named executive officers in 2017 in respect of performance during the 2016 year.

(2)
The entries in the stock awards column reflect the aggregate grant date value of the RSU (including the deferred equity component of the 2015 annual bonus) and PSA awards granted in 2016 in connection with 2015 performance in accordance with FASB ASC 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The value of the PSA awards reflects the grant date value of the awards based on the target level of performance, which is less than the maximum possible value. The grant date value of the PSA awards assuming that the highest level of the applicable performance conditions will be achieved is $1,919,750 for Messrs. Cohen and Solomon and $1,645,500 for Messrs. Lasota, Holmes and Littman, respectively. For information on the valuation assumptions with respect to awards made, refer to the Company’s Share-Based Compensation and Employee Ownership Plans Note in its financial statements included in its Form 10-K for the year ended December 31, 2016, as filed with the SEC.

(3)
Other compensation for Mr. Cohen includes $532,641 in respect of vested deferred cash awards, $23,949 in respect of Company-provided group term life and long-term disability insurance; $59,948 Company reimbursement for tax and financial planning in 2016; and $135,068 Company reimbursement representing 60% of the total cost of a car and driver provided to him for business use in 2016.

(4)
Other compensation for Mr. Solomon includes $432,220 in respect of vested deferred cash awards and $55,288 Company reimbursement for tax and financial planning in 2016.

(5)
Other compensation for each of Mr. Lasota, Mr. Holmes and Mr. Littman includes $181,170 in respect of vested deferred cash awards.

Grants of Plan-Based Awards
The following table provides information regarding grants of compensation-related, plan-based awards made to the named executive officers during fiscal year 2016. These awards are also included in the Summary Compensation Table above.
	Grant Date	Corporate Action Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
			Threshold (#)	Target (#)	Maximum (#)
Peter A. Cohen	2/24/2016	2/17/2016				121,857	1,632,884
	3/15/2016	2/17/2016	35,000	87,500	157,500		1,279,833
Jeffrey M. Solomon	2/24/2016	2/17/2016				138,985	1,862,399
	3/15/2016	2/17/2016	35,000	87,500	157,500		1,279,833
Stephen A. Lasota	2/24/2016	2/17/2016				20,774	278,372
	3/15/2016	2/17/2016	30,000	75,000	135,000		1,097,000
John Holmes	2/24/2016	2/17/2016				20,774	278,372
	3/15/2016	2/17/2016	30,000	75,000	135,000		1,097,000
Owen S. Littman	2/24/2016	2/17/2016				20,774	278,372
	3/15/2016	2/17/2016	30,000	75,000	135,000		1,097,000

(1)
The amounts reported in these columns represent Performance RSUs that are scheduled to vest in three tranches based on the attainment of AROE and relative TSR targets for the applicable performance period, subject to the named executive officer’s continued employment through the applicable vesting date. These columns represent the number of Performance RSUs that vest at threshold achievement, target achievement and maximum achievement of the performance metrics applicable to such awards. At or below the threshold performance level, no shares will be paid out. See “Compensation Discussion and Analysis — Long-Term Incentive Compensation” above for a detailed description of the Performance RSU program.

(2)
RSUs will vest with respect to 25% on March 10, 2017, 25% on March 10, 2018, 25% on March 10, 2019 and 25% on March 10, 2020.

(3)
The entries in the stock awards column reflect the aggregate grant date value of the awards granted in 2016 computed in accordance with FASB ASC 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to awards made, refer to the Company’s Share-Based Compensation and Employee Ownership Plans Note in its financial statements included in its Form 10-K for the year ended December 31, 2016, as filed with the SEC.

Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
The Company is party to an employment agreement with Mr. Cohen, dated as of August 26, 2016, an employment agreement with Mr. Solomon, dated as of May 31, 2012, and employment agreements with Messrs. Holmes, Lasota and Littman, dated as of August 2, 2012, as amended on April 24, 2015. The employment agreements provide for the following material terms:
•
The agreement with Mr. Cohen contains a current term that continues through December 31, 2020. Following the expiration of the term, Mr. Cohen may transition to a senior advisory role with the Company.

•
The agreements with Messrs. Holmes, Lasota, Littman and Solomon contain a current term that continued through April 30, 2016. Following the expiration of the initial term, the agreements will automatically be extended for successive one-year terms, unless either party elects not to extend the term.

•
The agreements provide for a minimum annual base salary of  $950,000 for Messrs. Cohen and Solomon and $450,000 for Messrs. Holmes, Lasota, and Littman. Each named executive officer is also eligible to receive an annual performance-based bonus as determined by the Compensation Committee. The agreements with Messrs. Holmes, Lasota, Littman and Solomon provide that the Company may pay all or a portion of any annual bonus in the form of restricted securities, other stock or security-based awards, deferred cash, or other deferred compensation. Mr. Cohen’s agreement provides that a maximum of 50% of any annual bonus may be paid in the form of restricted securities, other stock or security-based awards, deferred cash, or other deferred compensation unless mutually agreed to in writing by Mr. Cohen and the Compensation Committee. The agreements do not provide for a minimum annual bonus.

•
The agreements with Messrs. Holmes, Lasota, Littman and Solomon required the Company to make the following equity grants in 2013: RSUs covering 62,500 shares of Class A common stock for Mr. Solomon, which vested in two equal installments on May 15, 2014 and April 29, 2015, and for each of Messrs. Holmes, Littman and Lasota, RSUs covering 37,500 shares of Class A common stock, which vested in three equal installments on May 15, 2013, May 15, 2014 and April 29, 2015.

•
The agreement with Mr. Cohen provides that, in the event that Mr. Cohen’s employment is terminated by us without cause, by Mr. Cohen for good reason, or as a result of Mr. Cohen’s death or disability (as such terms are defined in the agreement), Mr. Cohen will, subject to his execution of a general release in favor of the Company, be entitled to receive the following payments and benefits: (i) any unpaid annual bonus with respect to the previous completed fiscal year; (ii) a prorated annual bonus for the fiscal year of termination, calculated based on the average bonus paid to Mr. Cohen for the two years immediately preceding the year of termination and the timing of such termination; (iii) in the case of a termination by the Company without cause or by Mr. Cohen for good reason only, a lump sum cash payment in an amount equal to two and one-half times the sum of his base salary and the average annual bonus paid for the two years immediately preceding his termination, provided that the payment under this clause (iii) will not be less than $3,250,000 and not more than $5,000,000; (iv) immediate vesting of all equity awards and unvested deferred compensation; and (v) a cash payment equal to 24 months’ COBRA premiums. In the event that Mr. Cohen breaches the restrictive covenants contained in his agreement following a termination of his employment, he will be required to repay any payments or benefits received in connection with such termination. Additionally, in the event that Mr. Cohen has been continuously employed in good standing by the Company through the end of the term, if Mr. Cohen’s employment terminates after the term other than for cause, and Mr. Cohen executes and does not revoke a release of claims in favor of the Company, all outstanding equity awards and unvested deferred compensation granted to Mr. Cohen during the term and still outstanding as of the last day of the term (or if later, the date of Mr. Cohen’s termination of employment), will continue to vest in accordance with their terms as if Mr. Cohen had continued to be an active employee of the Company.

•
The agreement with Mr. Solomon provides that, if Mr. Solomon’s employment is terminated by us without cause (including a decision by us not to renew the employment agreement upon the expiration of the then-current term), by Mr. Solomon for good reason, or as a result of Mr. Solomon’s death or disability (as such terms are defined in the agreement), Mr. Solomon will, subject to his execution of a general release in our favor, be entitled to the following: (i) any unpaid annual bonus with respect to the previous completed fiscal year, (ii) a prorated annual bonus for the fiscal year of termination, calculated based on the average bonus paid for the two years immediately preceding the year of termination and the timing of such termination, (iii) in the case of a termination by us without cause or by Mr. Solomon for good reason only, a lump sum cash payment in an amount equal to two and one-half times the sum of his base salary and the average annual bonus paid for the two years immediately preceding his termination, provided that the payment under clause (iii) will not be less than $3,250,000 and not more than $5,000,000, (iv) immediate vesting of all equity awards and unvested deferred compensation, and (v) a cash payment equal to 24 months’ COBRA premiums. In the event that Mr. Solomon breaches the restrictive covenants described below following a termination of his employment, he will be required to repay any payments or benefits received in connection with such termination.
•
The agreements with Messrs. Holmes, Lasota and Littman provide that, if the applicable executive’s employment is terminated by us without cause (including a decision by us not to renew the employment agreement upon the expiration of the then-current term), by the executive for good reason, or as a result of the executive’s death or “disability” (as such terms are defined in the agreements), each executive will, subject to his execution of a general release in our favor, be entitled to the following: (i) any unpaid annual bonus with respect to the previous completed fiscal year, (ii) a prorated annual bonus for the fiscal year of termination, calculated based on the average bonus paid for the two years immediately preceding the year of termination and the timing of such termination, (iii) in the case of a termination by us without cause or by the executive for good reason only, a lump sum cash payment in an amount equal to one and one-half times the average amount of compensation reflected on the executive’s Form W-2 from the Company for the two years immediately preceding his termination, provided that the payment under clause (iii) will not be more than $1,500,000, and provided further, that if such termination occurs in connection with or following a change in control (as defined in the agreement), instead of the lump sum cash payment described above, the executive shall be entitled to a lump sum cash payment in an amount equal to two and one-half times the average amount of compensation reflected on the executive’s Form W-2 from the Company for the two years immediately preceding such termination, provided that such lump sum cash payment will not be more than $2,500,000, (iv) immediate vesting of all equity awards and unvested deferred compensation, and (v) a cash payment equal to 24 months’ COBRA premiums. In the event that the executive breaches the restrictive covenants described below following a termination of his employment, he will be required to repay any payments or benefits received in connection with such termination.

•
The agreements with Messrs. Holmes, Lasota, Littman and Solomon provide that, in the event that the executive retires after attaining age 57.5 (or age 55, in the case of Mr. Solomon) and provides the Company with at least 90 days’ advance notice, all outstanding equity awards and unvested deferred compensation then held by the executive will continue to vest in accordance with their terms as if the executive had continued to be an active employee of the Company, provided he does not engage in competitive activity at any time prior to the applicable vesting date and refrains from interfering with the Company’s employees and customers for 12 months following his retirement.

•
The agreements with Messrs. Cohen, Holmes, Lasota, Littman and Solomon contain customary confidentiality and invention assignment covenants, as well as an indefinite mutual non-disparagement covenant. In addition, these executives have agreed not to compete with, or solicit customers or employees of, the Company during the term of the employment agreement and for a period of one year for Mr. Cohen, 180 days for Mr. Solomon and 120 days for Messrs. Holmes, Lasota and Littman.

2010 Equity and Incentive Plan
Effective as of June 7, 2010, the Company adopted the 2010 Equity and Incentive Plan (the “2010 Plan”).
The 2010 Plan initially reserved 1,875,000 shares of Class A common stock for delivery to participants and their beneficiaries under the 2010 Plan, subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off, or other similar change in capitalization or event. Additionally, commencing on January 1, 2011 and on the first day of each fiscal year of the Company thereafter during the term of the 2010 Plan, additional shares of Class A common stock representing seven and one-half percent (7.5%) of our shares of Class A common stock outstanding on such date, less shares then available for issuance under the 2010 Plan, will automatically become available for grant or settlement of awards. Shares delivered under the 2010 Plan may be either treasury shares or newly issued shares. For purposes of determining the remaining ordinary shares available for grant under the 2010 Plan, if any shares subject to an award are forfeited, cancelled, exchanged, or surrendered, or if an award terminates or expires without a distribution of shares, those shares will again be available for issuance under the 2010 Plan. However, shares of stock that are exchanged by a grantee or withheld by us as full or partial payment in connection with any award under the 2010 Plan, as well as any shares of stock exchanged by a grantee or withheld by us to satisfy the tax withholding obligations related to any award under the 2010 Plan, will not be available for subsequent awards under the 2010 Plan.
The 2010 Plan provides that generally, unless otherwise determined by the Compensation Committee or as set forth in an award or employment agreement, in the event of a change in control (as defined in the 2010 Plan), all outstanding awards shall become fully vested and exercisable and all restrictions, forfeiture conditions or deferral periods on any outstanding awards shall immediately lapse, and payment under any awards shall become due. The Compensation Committee has determined that all awards to our named executive officers under the 2010 Plan will vest on a double-trigger basis in the event of a change in control.

Outstanding Equity Awards at 2016 Fiscal Year End
The following table contains certain information regarding equity awards held by the named executive officers as of December 31, 2016.
	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)(1)
Peter A. Cohen
2013 Award(2)	—	—	—	—	68,183	1,056,837	—	—
2014 Award(3)	—	—	—	—	86,027	1,333,419	—	—
2015 Award(4)	—	—	—	—	121,857	1,888,784	—	—
2015 PSA Award(5)	—	—	—	—	—	—	35,000	542,500
Jeffrey M. Solomon
2012 Award(6)	—	—	—	—	41,508	643,374	—	—
2013 Award(2)	—	—	—	—	51,769	802,420	—	—
2014 Award(3)	—	—	—	—	69,624	1,079,172	—	—
2015 Award(4)	—	—	—	—	138,985	2,154,268	—	—
2015 PSA Award(5)	—	—	—	—	—	—	35,000	542,500
Stephen A. Lasota
2012 Award(6)	—	—	—	—	9,580	148,490	—	—
2012 SAR Award(7)	—	25,000	$11.60	3/15/2018	—	—	—	—
2013 Award(2)	—	—	—	—	8,334	129,177	—	—
2014 July Award(8)	—	—	—	—	10,000	155,000	—	—
2014 Award(3)	—	—	—	—	13,929	215,900	—	—
2015 Award(4)	—	—	—	—	20,774	321,997	—	—
2015 PSA Award(5)	—	—	—	—	—	—	30,000	465,000
John Holmes
2012 Award(6)	—	—	—	—	9,580	148,490	—	—
2012 SAR Award(7)	—	25,000	$11.60	3/15/2018	—	—	—	—
2013 Award(2)	—	—	—	—	8,334	129,177	—	—
2017 July Award(8)	—	—	—	—	10,000	155,000	—	—
2014 Award(3)	—	—	—	—	13,929	215,900	—	—
2015 Award(4)	—	—	—	—	20,774	321,997	—	—
2015 PSA Award(5)	—	—	—	—	—	—	30,000	465,000
Owen S. Littman
2012 Award(6)	—	—	—	—	9,580	148,490	—	—
2012 SAR Award(7)	—	25,000	$11.60	3/15/2018	—	—	—	—
2013 Award(2)	—	—	—	—	8,334	129,177	—	—
2014 July Award(8)	—	—	—	—	10,000	155,000	—	—
2014 Award(3)	—	—	—	—	13,929	215,900	—	—
2015 Award(4)	—	—	—	—	20,774	321,997	—	—
2015 PSA Award(5)	—	—	—	—	—	—	30,000	465,000

(1)
The values in the column are based on the $15.50 closing price of our Class A common stock on the NASDAQ Global Select Market on December 30, 2016.

(2)
RSUs awarded on February 28, 2014 commenced vesting with respect to 10% on May 15, 2015, 30% on May 15, 2016, 30% on May 15, 2017 and 30% on May 15, 2018.

(3)
RSUs awarded on March 19, 2015 commenced vesting with respect to 25% on March 10, 2016, 25% on March 10, 2017, 25% on March 10, 2018 and 25% on March 10, 2019.

(4)
RSUs awarded on February 24, 2016 will vest with respect to 25% on March 10, 2017, 25% on March 10, 2018, 25% on March 10, 2019 and 25% on March 10, 2020.

(5)
Performance RSUs awarded on March 15, 2016 will, to the extent earned, vest with respect to 33 1∕3% on March 8, 2019, 33 1∕3% on March 10, 2020 and 33 1∕3% on December 31, 2020. These Performance RSUs are scheduled to vest in three tranches based on the attainment of AROE and relative TSR targets for the applicable performance period, subject to the named executive officer’s continued employment through the applicable vesting date. In accordance with SEC rules, the number of unearned Performance RSUs is reported in the “Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested” column based on achieving threshold performance goals (i.e., 40% of target).

(6)
RSUs awarded on March 1, 2013 commenced vesting with respect to 10% on May 15, 2014, 25% on May 15, 2015, 25% on May 15, 2016 and 40% on May 15, 2017.

(6)
Stock appreciation rights (“SARs”) awarded on March 15, 2013 will vest on March 15, 2018.

(7)
RSUs awarded on July 28, 2014 will vest on June 10, 2019.

Option Exercises and Stock Vested
The following table sets forth certain information concerning stock vested during the year ended December 31, 2016. No stock options were exercised by any of the named executive officers in 2016.
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Peter A. Cohen	110,660	1,516,054
Jeffrey M. Solomon	78,881	1,058,011
Stephen A. Lasota	17,420	235,349
John Holmes	17,420	235,349
Owen S. Littman	17,420	235,349

(1)
The value realized upon vesting of the stock awards is based on the $14.28 closing sale price of our Class A common stock on March 10, 2016, the $12.96 closing sale price of our Class A common stock on May 15, 2016 and the $13.88 closing sale price of our Class A common stock on June 1, 2016, the applicable vesting dates of the awards.

Potential Payments Upon Termination or Change in Control
Pursuant to the employment agreements with our named executive officers, upon certain terminations of employment or a change in control of the Company, our named executive officers are entitled to certain payments of compensation and benefits as described above under “Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.” The table below reflects the amount of compensation and benefits that would have been payable to each named executive officer in the event that the named executive officer had experienced the following events as of December 31, 2016: (i) a termination for cause or resignation, or voluntary termination, (ii) involuntary termination, (iii) an involuntary termination that occurs in connection with a change in control, (iv) termination by reason of an executive’s death, or (v) termination by reason of an executive’s disability.
			Triggering Events
Name	Type of Payment	Voluntary Termination ($)	Involuntary Termination ($)	Involuntary Termination in Connection with a Change in Control(5)(6) ($)	Death ($)	Disability ($)
Peter A. Cohen	Cash Severance(1)	—	10,788,333	10,788,333	5,789,121	5,789,121
	Equity Acceleration(2)	—	5,635,289	5,635,289	5,635,289	5,635,289
	Total	—	16,423,622	16,423,622	11,242,409	11,424,409
Jeffrey M. Solomon	Cash Severance(3)	—	12,232,392	12,232,392	7,385,833	7,385,833
	Equity Acceleration(2)	—	6,035,483	6,035,483	6,035,483	6,035,483
	Total	—	18,417,875	18,417,875	13,421,316	13,421,316
Stephen A. Lasota	Cash Severance(4)	—	3,587,093	4,587,093	2,087,093	2,087,093
	Equity Acceleration(2)	—	2,230,564	2,230,564	2,230,564	2,230,564
	Total	—	5,817,656	6,817,657	4,317,657	4,317,657
John Holmes	Cash Severance(4)	—	3,605,013	4,605,013	2,105,013	2,105,013
	Equity Acceleration(2)	—	2,230,564	2,230,564	2,230,564	2,230,564
	Total	—	5,835,576	6,835,577	4,335,577	4,335,577
Owen S. Littman	Cash Severance(4)	—	3,587,093	4,587,093	2,087,093	2,087,093
	Equity Acceleration(2)	—	2,230,564	2,230,564	2,230,564	2,230,564
	Total	—	5,817,656	6,817,657	4,317,657	4,317,657

(1)
Includes the value of a cash payment equal to the sum of  (i) the average of Mr. Cohen’s 2014 and 2015 annual bonus ($4,298,167), (ii) two and one-half times the sum of Mr. Cohen’s 2015 base salary ($950,000) and the average of Mr. Cohen’s 2014 and 2015 annual bonus (subject to a $3.25 million minimum and a $5 million limit), (iii) a cash payment equal to 24 months of COBRA premiums, and (iv) the value of acceleration of unvested deferred cash compensation ($1,443,853, including interest accrued through December 31, 2016), which is payable to Mr. Cohen pursuant to the terms of his employment agreement. Mr. Cohen is not entitled to enhanced cash severance payments if his employment is involuntarily terminated in connection with or following a change in control. Had Mr. Cohen experienced a termination by reason of death or disability, he would have been entitled to a cash payment equal to the sum of the amounts described under clauses (i), (iii), and (iv) above.

(2)
Includes the value of acceleration of all unvested shares of restricted stock and all performance share, Performance RSU and SARs awards, based on a per share price of  $15.50 per share, which was the closing price of our Class A common stock on the NASDAQ Global Select Market on December 30, 2016. Pursuant to their employment agreements and the applicable award agreements, the executives are entitled to immediate vesting of outstanding equity awards upon an involuntary termination or a termination by reason of death or disability, except for the Performance RSUs granted in March 2016, which will, upon an involuntary termination, remain outstanding until the completion of the applicable performance period without regard to the continued service requirement and will vest based on the actual level of the attainment of the applicable performance goals. For reporting purposes, target level performance was assumed. In addition, pursuant to the terms of the applicable award agreements, unvested equity awards will vest in the event that a change in control occurs and, following such change in control, the executive’s compensation or job responsibilities are reduced materially or the equity securities of the Company cease to trade on a national securities exchange, except for the Performance RSUs granted in March 2016, which will vest based on the target level of the applicable performance goals, subject to the named executive officer’s continued employment through the applicable vesting date.
(3)
Includes the value of a cash payment equal to the sum of  (i) the average of Mr. Solomon’s 2014 and 2015 annual bonus ($4,945,000), (ii) two and one-half times the sum of Mr. Solomon’s 2015 base salary ($950,000) and the average of Mr. Solomon’s 2014 and 2015 annual bonus (subject to a $3.25 million minimum and a $5 million limit), (iii) a cash payment equal to 24 months of COBRA premiums, and (iv) the value of acceleration of unvested deferred cash compensation ($2,393,732, including interest accrued through December 31, 2016), which is payable to Mr. Solomon pursuant to the terms of his employment agreement. Mr. Solomon is not entitled to enhanced cash severance payments if his employment is involuntarily terminated in connection with or following a change in control. Had Mr. Solomon experienced a termination by reason of death or disability, he would have been entitled to a cash payment equal to the sum of the amounts described under clauses (i), (iii), and (iv) above.

(4)
Includes the value of a cash payment equal to the sum of  (i) the average of the 2014 and 2015 annual bonus ($1,450,000) for Messrs. Lasota, Holmes and Littman), (ii) one and one-half times the average of 2014 and 2015 compensation for each of Mr. Lasota, Mr. Holmes and Mr. Littman as reported on Form W-2 (subject to a $1.5 million limit), (iii) a cash payment equal to 24 months of COBRA premiums ($46,314 for Mr. Lasota, $46,314 for Mr. Littman and $64,234 for Mr. Holmes), and (iv) the value of acceleration of unvested deferred cash compensation ($590,779 for each of Mr. Lasota, Mr. Holmes and Mr. Littman, including interest accrued through December 31, 2016), which is payable to Messrs. Holmes, Lasota and Littman pursuant to the terms of their employment agreements. Had Mr. Holmes, Lasota or Mr. Littman experienced a termination by reason of death or disability, each executive would have been entitled to a cash payment equal to the sum of the amounts described under clauses (i), (iii), and (iv) above.

(5)
Includes the value of the same cash severance payments that would have been payable to Messrs. Holmes, Lasota and Littman in connection with an involuntary termination of employment (as described above), except that the applicable multiplier for average W-2 compensation will be two and one-half times instead of one and one-half times, and the applicable limit will be $2.5 million instead of  $1.5 million. Pursuant to their employment agreements, Messrs. Holmes, Lasota and Littman will be entitled to receive this enhanced cash severance payment in the event of an involuntary termination of employment in connection with or following a change in control. In addition, pursuant to the terms of the applicable award agreements, each executive’s unvested deferred cash compensation will vest in the event that a change in control occurs and, following such change in control, the executive’s compensation or job responsibilities are reduced materially or the equity securities of the Company cease to trade on a national securities exchange.

(6)
Under the employment agreements with Messrs. Cohen, Solomon, Lasota, Holmes and Littman, severance payable following a change in control would have been subject to a so-called “modified golden parachute cutback” provision pursuant to which “excess parachute payments” would be reduced to the extent such reduction would result in greater after-tax benefits.

SECURITY OWNERSHIP
Beneficial Ownership of Directors, Nominees and Executive Officers
The following table shows how many shares of our Class A common stock were beneficially owned as of April 25, 2017, by each of our directors and named executive officers and by all of our directors and named executive officers as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares owned by them.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Peter A. Cohen	872,444	3.2%
Katherine E. Dietze	12,007	*
Steven Kotler	2,500	*
Jerome S. Markowitz	113,864	*
Jack H. Nusbaum	66,100	*
Douglas A. Rediker	—	*
Jeffrey M. Solomon	340,375	1.2%
Joseph R. Wright	25,804	*
John Holmes	75,076	*
Stephen A. Lasota	108,304	*
Owen S. Littman	69,060	*
All directors and executive officers as a group (11 persons)	1,685,534	6.2%

*
corresponds to less than 1% of Cowen Group Class A common stock,

(1)
The amount presented does not include 34,666 fully-vested RSUs that will be delivered to Ms. Dietze upon her retirement from the Board.

(2)
The amount presented does not include 34,674 fully-vested RSUs that will be delivered to Mr. Kotler upon his retirement from the Board.

(3)
The amount presented does not include 15,437 fully-vested RSUs that will be delivered to Mr. Markowitz upon the one-year anniversary of the grant date.

(4)
The amount presented does not include 11,296 fully-vested RSUs that will be delivered to Mr. Nusbaum upon the one-year anniversary of the grant date.

(5)
The amount presented does not include 10,485 fully-vested RSUs that will be delivered to Mr. Rediker upon his retirement from the Board.

(5)
The amount presented does not include 55,621 fully-vested RSUs that will be delivered to Mr. Wright upon his retirement from the Board.

Beneficial Owners of More than Five Percent of Our Class A Common Stock
Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as of April 25, 2017, the persons known by us to be beneficial owners of more than 5% of our Class A common stock were as follows:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Ariel Investments, LLC(1) 200 East Randolph Drive Suite 2900 Chicago, IL 60601	2,774,162	10.15%
Zazove Associates, LLC(2) 1001 Tahoe Boulevard Incline Village, NV 89451	2,345,614	8.58%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	1,942,660	7.11%
Fine Capital Partners, L.P.(4) 590 Madison Avenue, 27th floor New York, NY 10022	1,614,205	5.91%
RMB Capital Management, LLC(5) 115 S. LaSalle Street, 34th Floor Chicago, IL 60603	1,528,062	5.59%

(1)
This information is based on a Schedule 13G filed with the SEC on February 14, 2017 by Ariel Investments, LLC. Ariel reported that it has sole voting power as to 2,114,276 shares and sole dispositive power as to 2,774,162 shares.

(2)
This information is based on a Schedule 13G filed with the SEC on February 10, 2017 by Zazove Associates, LLC.

(3)
This information is based on a Schedule 13G filed with SEC on January 30, 2017 by BlackRock, Inc. The beneficial ownership indicated above represents the aggregate beneficial ownership of BlackRock, Inc., and its subsidiaries, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC.

(4)
This information is based on a Schedule 13G filed with the SEC on February 13, 2017 by Fine Capital Partners, L.P.

(5)
This information is based on a Schedule 13G filed with the SEC on February 13, 2017 by RMB Capital Management, LLC, RMB Capital Holdings, LLC, Iron Road Capital Partners L.L.C., RMB Mendon Managers, LLC, and Mendon Capital Advisors Corp. (collectively, the “RMB Group”). Each member of the RMB Group shares voting and dispositive power over all or a portion of the 1,528,062 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons holding 10% or more of our Class A common stock to file initial reports of ownership of our securities and reports of changes in ownership of our securities with the SEC. Based on a review of copies of such reports provided to us and on written representations from our executive officers and directors, we believe that all Section 16(a) filing and disclosure requirements applicable to our executive officers and directors for 2016 have been satisfied.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised entirely of non-employee directors, none of whom has ever been an officer or employee of the Company and none of whom had any related person transaction involving the Company. None of our executive officers (1) served as a member of the board of directors or compensation committee of any other entity that had one or more of its executive officers serving as a member of our Compensation Committee or (2) served as a member of the compensation committee of any other entity that had one or more of its executive officers serving as a member of our Board during 2016.
Transactions in which Related Persons have a Material Interest
Side-by-Side Investments
To the extent permissible by applicable law, our executive officers, directors and certain eligible employees, as well as such individuals’ immediate family members and other investors they refer to us, have historically been permitted to invest their own capital either directly in, or in side-by-side investments or managed accounts with, our alternative investment management funds and certain proprietary investment vehicles established by our broker-dealer segment. Side-by-side investments are investments in assets substantially similar to the investments of the applicable fund and the managed accounts are accounts that invest in the asset classes covered by our alternative investment business. Direct investment in managed accounts or side-by-side investments with, our funds by such individuals are generally made on the same terms and conditions as the investments made by other third party investors in the funds, except that such investments are subject to discounted management and performance fees.
Employment Arrangements
Andrew Cohen, the son of Peter A. Cohen, is a Managing Director of Ramius, and earned approximately $1,943,185 in 2016, which amount includes Andrew Cohen’s base salary, cash bonus paid in 2016 relating to 2015 performance and approximately $871,000 of deferred cash awards and RSUs granted in prior years that vested during 2016. Kyle Solomon, the brother of Jeffrey M. Solomon, is a Managing Director of Cowen and Company and earned approximately $1,143,411 in 2016, which amount includes Kyle Solomon’s base salary, cash bonus paid in 2016 relating to 2015 performance and approximately $261,000 of deferred cash awards and RSUs granted in prior years that vested during 2016.
Review and Approval of Transactions with Related Persons
To minimize actual and perceived conflicts of interests, our board of directors has adopted a written policy governing transactions in which the Company is a participant, the aggregate amount involved is reasonably expected to exceed $120,000, and any of the following persons has or may have a direct or indirect material interest in the transaction: (a) our executive officers, directors (including nominees) and certain other highly compensated employees, (b) stockholders who own more than 5% of our Class A common stock, and (c) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law or person (other than a tenant or employee) sharing the same household of any person described in (a) or (b) above. These transactions will be considered “related person transactions.”

Unless exempted from such policy as described below, the policy requires that related person transactions must be reported to our General Counsel or Chief Compliance Officer who will then submit the related person transaction for review by our Audit Committee. The Audit Committee will review all relevant information available to it and will approve or ratify only those related person transactions that it determines are not inconsistent with the best interests of the Company. If our General Counsel or Chief Compliance Officer determines that advance approval of a related person transaction is not practicable under the circumstances, the Audit Committee will review, and, in its discretion, may ratify the related person transaction at its next meeting, or at the next meeting following the date that the related person transaction comes to the attention of our General Counsel or Chief Compliance Officer. However, the General Counsel or Chief Compliance Officer may present a related person transaction that arises between Audit Committee meetings to the Chair of the Audit Committee, who will review and may approve the related person transaction, subject to the Audit Committee’s ratification at its next meeting.
It is anticipated that any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing will be reviewed annually by the Audit Committee to ensure that such transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board anticipates it will determine that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of the policy:
•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of  $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction;

•
a transaction with a significant stockholder, or such stockholder’s immediate family members, who has a current Schedule 13G filed with the SEC with respect to such stockholder’s ownership of our securities; and

•
a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial and operational controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of Cowen Group, Inc. for the year ended December 31, 2016, were audited by PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company.
As part of its activities, the Audit Committee has:
1.
Reviewed and discussed with management and the independent registered public accounting firm the company’s audited financial statements;

2.
Discussed with the independent registered public accounting firm the matters required to be communicated under Auditing Standard No. 16 (Communications with Audit Committees);

3.
Received the written disclosures and letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence) regarding their communications with the Audit Committee concerning independence and discussed and confirmed with PwC, the firm’s independence from the Company and management; and

4.
Discussed with PricewaterhouseCoopers LLP their independence.

Management is responsible for the Company’s system of internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. Our Committee’s responsibility is to monitor and oversee these processes.
Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the consolidated financial statements, we have recommended to the Board of Directors of Cowen Group, Inc. the inclusion of the audited consolidated financial statements in Cowen Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.
Audit Committee of the Board of Directors of Cowen Group, Inc.
Katherine E. Dietze, Chair
Steven Kotler
Joseph R. Wright

Independent Registered Public Accounting Firm Fees and Other Matters
The following table presents the aggregate fees billed for services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2016 and December 31, 2015.
	2016	2015
Audit Fees(1)	$4,007,540	$4,734,163
Audit-Related Fees(2)	256,988	169,960
Tax Fees(3)	710,935	502,237
Total	$4,975,463	$5,406,360

(1)
Audit fees for the year ended December 31, 2016, consisted of fees billed for the integrated audit of our financial statements, statutory audits of certain consolidating entities and subsidiaries, including audits of acquisitions by the Company during the year, and quarterly reviews of our financial statements.

(2)
Audit-Related Fees consisted of fees for services that are reasonably related to the performance of the audit and the review of our financial statements and that are not reported under “Audit Fees.” Audit-Related fees consisted primarily of fees billed for accounting advisory services, procedures performed for SSAE 16 reports and due diligence services.

(3)
Tax fees consisted of fees for tax compliance and tax advisory services related to the Company and certain consolidating entities and subsidiaries.

Auditor Services Pre-Approval Policy
The Audit Committee has adopted an Audit Committee Policy Regarding Outside Auditor Services which includes a pre-approval policy that applies to services performed for the Company by our independent registered public accounting firm. In accordance with this policy, we may not engage our independent registered public accounting firm to render any audit or non-audit service unless the service was approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval policies and procedures described below. However, no pre-approval is required with respect to services (other than audit, review or attest services) if  (i) the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent registered public accounting firm during the fiscal year in which the services are provided, (ii) such services were not recognized at the time of engagement to be non-audit services and (iii) such services are promptly brought to the attention of the Audit Committee and approved by either the Audit Committee or the Chair of the Audit Committee prior to completion of the audit. During the 2016 fiscal year, no fees were approved by the Audit Committee pursuant to this exemption.
The pre-approval policy delegates to the Chair of the Audit Committee the authority to pre-approve any audit or non-audit services, provided that any approval by the Chair is reported to the Audit Committee at the Audit Committee’s next regularly scheduled meeting. The Audit Committee may also pre-approve services that are expected to be provided to the Company by the independent registered public accounting firm during the next 12 months and at each regularly scheduled meeting of the Audit Committee, management or the independent registered public accounting firm must report to the Audit Committee each service actually provided to the Company pursuant to the pre-approval.
Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the registered public accounting firm’s independence.

ITEM 4 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2017. While it is not required to do so, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will be available to answer stockholder questions and will have the opportunity to make a statement if they desire to do so. PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the year ended December 31, 2016.
The Board of Directors recommends that you vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cowen Group, Inc. and our subsidiaries for the year ending December 31, 2017. The affirmative vote of the holders of a majority of our outstanding shares of Class A common stock voting on the proposal is required to ratify this selection. Proxies will be voted “FOR” ratification of this selection unless otherwise specified.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes, as of December 31, 2016, the number of shares of our common stock to be issued upon exercise of outstanding options granted under our 2010, 2007 and 2006 Equity and Incentive Plans, the weighted-average exercise price of such options, and the number of shares remaining available for future issuance under the plans for all awards as of December 31, 2016.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans (Excluding Shares in First Column)
Equity compensation plans approved by security holders	4,167	19.56	351
Equity compensation plans not approved by security holders	None	N/A	None

(1)
This number is based on the 13,896,053 shares authorized for issuance under the Company’s Equity and Incentive Plans as of December 31, 2016. In addition to the 4,167 shares to be issued upon the exercise of outstanding options to purchase our common stock, 2,195,489 shares of restricted stock, common stock and RSUs were issued under the plans and were outstanding as of December 31, 2016. All of the 351 shares available for future issuance under the plans as of December 31, 2016, may be granted in the form of restricted stock, RSUs, options or another equity-based award authorized under the plans. Commencing on January 1, 2011 and on the first day of each fiscal year of the Company thereafter during the term of the 2010 Plan, additional shares of Class A common stock representing 7.5% of our shares of Class A common stock outstanding on such date, less shares then available for issuance under the 2010 Plan, will automatically become available for grant or settlement of awards. As a result, on January 1, 2017, 2,004,496 were added to the shares available under the 2010 Plan to bring the total equal to 7.5% of the Company’s outstanding shares of stock. As of April 25, 2017, we had 182,307 shares remaining under the equity plans, which exclude shares reserved for issuance based on certain performance criteria in existing agreements.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING
In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2018 annual meeting of stockholders, the written proposal must be received at our principal executive offices on or before January 2, 2018. However, in the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after the first anniversary of the date of this year’s annual meeting, the proposal must be received no later than a reasonable time before the Company begins to print and mail its proxy materials.
The proposal should be addressed to Cowen Group, Inc., Attention: Secretary, 599 Lexington Avenue, New York, New York, 10022. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
In accordance with our bylaws, a stockholder who wishes to present a proposal for consideration at the 2018 annual meeting must deliver a notice of the matter the stockholder wishes to present to our principal executive offices in New York, New York, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than February 3, 2018, and no later than March 6, 2018. However, in the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after the first anniversary of the date of this year’s annual meeting, the notice must be received no later than the close of business on the tenth day following the day on which notice of the 2017 annual meeting was mailed or public disclosure of the date of the 2017 annual meeting was made, whichever occurs first. The notice should include (i) a brief description of the business desired to be brought before the 2018 annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder, (iii) the class or series and number of shares of capital stock of the Company beneficially owned or owned of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of the stockholder in such business and (v) a representation that the stockholder intends to appear in person or by proxy at the 2018 annual meeting to bring such business before the meeting.
ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K
Our 2016 Annual Report to Stockholders, including financial statements for the year ended December 31, 2016, accompanies this proxy statement. Stockholders may obtain an additional copy of our Annual Report and/or a copy of our Form 10-K filed with the SEC for the year ended December 31, 2016, without charge by viewing these documents on our website at www.cowen.com or by writing to Cowen Group, Inc., Attention: Investor Relations, 599 Lexington Avenue, New York, New York, 10022.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” aims to provide extra convenience for stockholders and cost savings for companies. Currently, only brokers household our proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact your broker. Any householded stockholder may request a copy of the proxy statement and/or annual report by contacting us in writing or by telephone at Cowen Group, Inc., Attention: General Counsel, 599 Lexington Avenue, New York, New York, 10022, (212) 201-4841. Promptly upon written or oral request, we will deliver a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered.
OTHER MATTERS
We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of Cowen Group, Inc.

Annex A
Tangible Book Value US GAAP Reconciliation
Select Balance Sheet Data
(Amounts in millions, except per share information)	December 31, 2016	September 30, 2016	December 31, 2015
Cowen Group Inc. stockholders’ equity	$772.7	$771.2	$790.0
Common equity (CE)	$671.3	$669.9	$688.7
Tangible common equity (TCE)	$584.9	$582.2	$604.7
Book value per share (CE/CSO)	$25.11	$24.97	$26.09
Tangible book value (TCE/CSO)	$21.88	$21.70	$22.90
Common shares outstanding (CSO)	26.7	26.8	26.4
Reconciliation of GAAP Cowen Group Inc. stockholders’ equity to tangible common equity:
Cowen Group Inc. stockholders’ equity	$772.7	$771.2	$790.0
Less:
Preferred stock	101.3	101.3	101.3
Common equity (CE)	$671.3	$669.9	$688.7
Less:
Goodwill & intangibles	86.4	87.8	84.0
Tangible common equity (TCE)	$584.9	$582.2	$604.7

A-1

COWEN GROUP

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., EDT, on June 15, 2017.

Vote by Internet

- Go to **www.investorvote.com/COWN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed, FOR Proposals 2 and 4 and EVERY YEAR for Proposal 3.

1. Elect eight members to the Board of Directors, each for a one-year term.

	For	Withhold		For	Withhold		For	Withhold
01 - Peter A. Cohen	☐	☐	02 - Katherine E. Dietze	☐	☐	03 - Steven Kotler	☐	☐
04 - Jerome S. Markowitz	☐	☐	05 - Jack H. Nusbaum	☐	☐	06 - Douglas A. Rediker	☐	☐
07 - Jeffrey M. Solomon	☐	☐	08 - Joseph R. Wright	☐	☐			

	Every Year	2 Years	3 Years	Abstain
3. An advisory vote on the frequency of advisory votes to approve the compensation of the named executive officers.	☐	☐	☐	☐

+

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 3 3 1 3 7 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

02LLDD